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                                    AGREEMENT

                                       AND

                                 PLAN OF MERGER


                                      among


                        PIA Merchandising Services, Inc.,

                              SG Acquisition, Inc.,

                          PIA Merchandising Co., Inc.,

                             SPAR Acquisition, Inc.,

                  SPAR Marketing Inc., a Delaware Corporation,

                           SPAR Marketing Force, Inc.,

                   SPAR Marketing, Inc., a Nevada Corporation,

                                   SPAR, Inc.,

                      SPAR/Burgoyne Retail Services, Inc.,

                         SPAR Incentive Marketing, Inc.,

                        SPAR MCI Performance Group, Inc.

                                       and

                              SPAR Trademarks, Inc.



                                                   Dated as of February 28, 1999

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

                                TABLE OF CONTENTS

                                    ARTICLE I

                                   THE MERGER


Section 1.01.  The Merger....................................................3
Section 1.02.  Closing; Effective Time of the Merger.........................3
Section 1.03.  Name, Certificate of Incorporation, Bylaws, Board of
               Directors and Officers of the Surviving Corporation...........3
Section 1.04.  Effects of the Merger.........................................3
Section 1.05.  Tax Consequences..............................................3
Section 1.06.  Further Assurances............................................4

                                   ARTICLE II

                              MERGER CONSIDERATION


Section 2.01.  Conversion of Capital Stock, Etc..............................4
Section 2.02.  Exchange Procedures...........................................4
Section 2.03.  No Fractional Shares..........................................4
Section 2.04.  SAI Option Assumption and Exchange............................4
Section 2.05.  Granting of New Stock Options under the PIA Stock Option
               Plan..........................................................5
Section 2.06.  Reservation and Registration of Option Shares.................5
Section 2.07.  Transfer Taxes................................................5

                                   ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF THE SPAR PARTIES


Section 3.01.  Corporate Existence...........................................5
Section 3.02.  Authorization and Enforceability..............................6
Section 3.03.  Capital Stock of the SPAR Parties.............................6
Section 3.04.  No Violations.................................................7
Section 3.05.  Financial Statements..........................................7
Section 3.06.  Permits.......................................................8
Section 3.07.  Real and Personal Property....................................8
Section 3.08.  Contracts and Commitments.....................................9
Section 3.09.  Insurance....................................................10
Section 3.10.  Employees....................................................10
Section 3.11.  Employee Benefit Plans and Arrangements......................10
Section 3.12.  Compliance with Law..........................................12
Section 3.13.  Transactions With Affiliates.................................12
Section 3.14.  Litigation...................................................12
Section 3.15.  Taxes........................................................12
Section 3.16.  Intellectual Property Matters................................13
Section 3.17.  Existing Condition...........................................14
Section 3.18.  Books of Account.............................................15
Section 3.19.  Environmental Matters........................................15
Section 3.20.  No Illegal Payments..........................................16
Section 3.21.  Brokers......................................................17

                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF THE PIA PARTIES


Section 4.01.  Corporate Existence..........................................17
Section 4.02.  Authorization and Enforceability.............................17
Section 4.03.  Capital Stock of the PIA Parties.............................18
Section 4.04.  No Violations................................................18
Section 4.05.  Financial Statements.........................................19
Section 4.06.  Permits......................................................19
Section 4.07.  Real and Personal Property...................................19
Section 4.08.  Contracts and Commitments....................................20
Section 4.09.  Insurance....................................................21
Section 4.10.  Employees....................................................21
Section 4.11.  Employee Benefit Plans and Arrangements......................21
Section 4.12.  Compliance with Law..........................................23
Section 4.13.  Transactions With Affiliates.................................23
Section 4.14.  Litigation...................................................23
Section 4.15.  Taxes........................................................23
Section 4.16.  Intellectual Property Matters................................24
Section 4.17.  Existing Condition...........................................24
Section 4.18.  Books of Account.............................................25
Section 4.19.  Environmental Matters........................................25
Section 4.20.  No Illegal Payments..........................................26
Section 4.21.  Brokers......................................................26
Section 4.22.  SEC Filings..................................................26
Section 4.23.  No Misrepresentation by the PIA Parties......................26
Section 4.24.  Board Action; Opinion of Financial Advisor...................27

                                    ARTICLE V

                                    COVENANTS


Section 5.01.  PIA Proxy Statement; Stockholders Meeting....................27
Section 5.02.  Conduct Prior to the Closing Date............................27
Section 5.03.  Consummation of the SPAR Reorganization Transactions;
               SPAR Principal Action........................................28
Section 5.04.  Access.......................................................28
Section 5.05.  Negotiations.................................................28
Section 5.06.  Press Releases and Other Communications......................29
Section 5.07.  Third Party Approvals........................................29
Section 5.08.  Notice to Bargaining Agents..................................29
Section 5.09.  Notification of Certain Matters..............................29
Section 5.10.  Closing Net Worth............................................29
Section 5.11.  Post Merger Indemnification of Officers and Directors by
               Parties......................................................29
Section 5.12.  Further Assurances...........................................30

                                   ARTICLE VI

                              CONDITIONS PRECEDENT


Section 6.01.  Conditions to Each Party's Obligations.......................30
Section 6.02.  Conditions Precedent to the Obligations of the SPAR Parties..31
Section 6.03.  Conditions Precedent to the Obligations of the PIA Parties...32

                                   ARTICLE VII

                CLOSING NET WORTH; NONSURVIVAL OF REPRESENTATIONS


Section 7.01.  SPAR Closing Net Worth.......................................33
Section 7.02.  Survival of Representations and Warranties...................34

                                  ARTICLE VIII

                            TERMINATION OF AGREEMENT


Section 8.01.  Termination..................................................34
Section 8.02.  Effect of Termination........................................35
Section 8.03.  Breakup Fee..................................................35

                                   ARTICLE IX

                                     GENERAL


Section 9.01.  Successors and Assigns; Assignment...........................35
Section 9.02.  No Third Party Rights........................................35
Section 9.03.  Counterparts.................................................35
Section 9.04.  Expenses.....................................................35
Section 9.05.  Notices......................................................36
Section 9.06.  Governing Law................................................37
Section 9.07.  Consent to Jurisdiction, Etc.................................37
Section 9.08.  Waiver of Jury Trial.........................................37
Section 9.09.  Exercise of Rights and Remedies..............................37
Section 9.10.  Reformation and Severability.................................37
Section 9.11.  Remedies Cumulative..........................................37
Section 9.12.  Captions.....................................................37
Section 9.13.  Amendments...................................................37
Section 9.14.  Entire Agreement.............................................38



Exhibits:
---------

A      Articles of Merger
B      Special Purpose Option Plan
C      SPAR Trademark License
D      Business Manager Agreement
E      Proposed PIA Certificate of Amendment
F      Amended and Restated 1995 Stock Option Plan
G      Limited Indemnification Agreement
H      Indemnity Escrow Agreement

                          AGREEMENT AND PLAN OF MERGER


                  This Agreement and Plan of Merger, dated as of February 28, 1999 (as the same may be supplemented, modified, amended, restated or replaced from time to time in the manner provided herein, this "Agreement"), is made by and among PIA Merchandising Services, Inc., a Delaware corporation ("PIA Delaware"), SG Acquisition, Inc., a Nevada corporation ("PIA Acquisition"), PIA Merchandising Co., Inc., a California corporation ("PIA California"), SPAR
Acquisition, Inc., a Nevada corporation ("SAI"), SPAR Marketing, Inc., a Delaware corporation ("SMI"), SPAR Marketing Force, Inc., a Nevada corporation ("SMF"), SPAR Marketing, Inc., a Nevada corporation ("SMNEV"), SPAR, Inc., a Nevada corporation ("SINC"), SPAR/Burgoyne Retail Services, Inc., an Ohio corporation ("SBRS"), SPAR Incentive Marketing, Inc., a Delaware corporation ("SIM"), SPAR MCI Performance Group, Inc., a Delaware corporation ("SMCI"), and SPAR Trademarks, Inc., a Nevada corporation ("STM"). SMF, SMNEV, SINC and SBRS are sometimes referred to herein individually as a "SPAR Marketing Company" and collectively as the "SPAR Marketing Companies". SMI and the SPAR Marketing Companies are sometimes referred to herein individually as a "SPAR Marketing Party" and collectively as the "SPAR Marketing Parties". SIM and SMCI are sometimes referred to herein individually as a "SPAR Incentive Party" and collectively as the "SPAR Incentive Parties". SAI, STM, the SPAR Marketing
Parties and the SPAR Incentive Companies are sometimes referred to herein individually as a "SPAR Party" and collectively as the "SPAR Parties". PIA Delaware, PIA Acquisition and PIA California are sometimes referred to herein individually as a "PIA Party" and collectively as the "PIA Parties". The PIA Parties and the SPAR Parties are sometimes referred to herein individually as a "Party" and collectively as the "Parties".


                                    Recitals

         A. Robert G. Brown and William H. Bartels (each a "SPAR Principal", and collectively the "SPAR Principals") own a majority of all of the outstanding shares of common stock of SAI, par value $0.01 per share ("SAI Stock"), and all of the outstanding capital stock of the other SPAR Parties as of the date hereof. The SPAR Principals together with other owners of SAI Stock are sometimes referred to herein individually as a "SPAR Stockholder" and collectively as the "SPAR Stockholders". Options to acquire shares of common stock of SAI (each a "SAI Option" and collectively the "SAI Options") will be held by certain employees of the SPAR Parties, certain others providing services to the SPAR Parties and certain other persons (each a "SAI Option Holder" and collectively the "SAI Option Holders") in the aggregate amount and on the terms described in the SPAR Disclosure Letter.

         B. The SPAR Principals also own all of the outstanding shares of capital stock, and are officers and directors, of: (i) SPAR Marketing Services, Inc., a Nevada Corporation ("SMS"), which provides certain field services pursuant to Service Agreement dated as of January 4, 1999 (as the same may be supplemented, modified, amended, restated or replaced from time to time in the manner provided therein, the "Field Service Agreement"); (ii) SPAR InfoTech, Inc. ("SIT"), a startup venture that provides certain programming services to the SPAR Marketing Parties; and (iii) SPAR Group, Inc. ("SGI"), a Delaware corporation that will change its name prior to the Effective Time. SMS, SIT, STM, SGI and any other companies owned by the SPAR Principals (other than the SPAR Parties) and their respective assets and properties are not part of the proposed merger transactions.

         C. On January 15, 1999, SMCI purchased substantially all of the assets and assumed certain liabilities (the "MCI Acquisition") of MCI Performance Group, Inc., a Texas corporation ("MCI"), pursuant to an Asset Purchase Agreement dated as of December 22, 1998, among MCI, John H. Wile (the "MCI Stockholder") and SMCI, as amended by a First Amendment dated as of January 15, 1999 (as amended, and as the same may be supplemented, modified, amended, restated or replaced from time to time in the manner provided therein, the "MCI Purchase Agreement"), under which SGI is a guarantor. The MCI Acquisition was financed in part by SMCI's issuance of its Promissory Note to MCI dated as of January 15, 1999 (as the same may be supplemented, modified, amended, restated or replaced from time to time in the manner provided therein, the "MCI Note"), which MCI Note is secured by the pledge to MCI of all of the stock of SMCI pursuant to the Hypothecation Agreement from the SPAR Principals dated as of January 15, 1999 (as the same may be supplemented, modified, amended, restated or replaced from time to time in the manner provided therein, the "MCI Hypothecation"). The MCI Purchase Agreement contains certain representations, warranties and indemnifications of MCI and the MCI Stockholder with respect to the assets, business and liabilities of MCI acquired by SMCI thereunder.

         D. The SPAR Principals have entered into an agreement with the SPAR Parties dated as of February 28, 1999 (as the same may be supplemented, modified, amended, restated or replaced from time to time in the manner provided therein, the "SPAR Reorganization Agreement"), pursuant to which (i) the SPAR Principals have agreed to contribute to SAI all of their shares of STM, the SPAR Marketing Parties and SPAR Incentive Parties in return for the issuance to them of additional shares of SAI Stock as provided therein, and (ii) SAI would then contribute the capital stock of SMCI to SIM and the capital stock of the SPAR Marketing Companies to SMI, such that SAI will be the sole stockholder of STM, SIM and SMI, SIM will be the sole stockholder of SMCI, and SMI will be the sole stockholder of the SPAR Marketing Companies. The transactions to be effected pursuant to the Reorganization Agreement will be referred to as the "SPAR Reorganization Transactions" and collectively with the MCI Acquisition will be referred to as the "SPAR Premerger Transactions". The MCI Purchase Agreement, the MCI Note and related documents and the SPAR Reorganization Agreement may be referred to individually as a "SPAR Premerger Agreement" and collectively as the "SPAR Premerger Agreements".

         E. Pursuant to the SPAR Reorganization Agreement, SAI will issue to the SPAR Principals sufficient additional shares of SAI Stock such that (after such issuance and including shares previously issued to them) they will then together own shares of SAI Stock equal in number to (i) the product of (A) 2.2546 times
(B) the total number of shares of PIA Delaware Stock (as hereinafter defined) issued and outstanding as of the close of business on the Business Day preceding the Closing Date (as defined in the Reorganization Agreement), minus (ii) the sum of the number of shares of SAI Stock issuable upon exercise of the SAI Options (without regard to the vesting provisions thereof).

         F. The SPAR Principals and the respective Boards of Directors of the SPAR Parties have approved the SPAR Premerger Transactions.

         G. PIA Acquisition and PIA California each is a direct wholly owned subsidiary of PIA Delaware.

         H. The respective Boards of Directors of the PIA Parties and of the SPAR Parties deem it advisable and in the best interests of such corporations and their respective stockholders that, following the consummation of the SPAR Reorganization Transactions, PIA Acquisition merge with and into SAI (the "Merger") pursuant to this Agreement and the applicable provisions of the General Corporation Law of the State of Nevada (the "NGCL"). SAI and PIA
Acquisition are sometimes collectively referred to as the "Constituent Corporations" and SAI, following the Merger, is sometimes referred to as the "Surviving Corporation".

         I. As provided herein, (i) as a result of the Merger, each outstanding share of SAI Common Stock will be converted into the right to receive one share of common stock of PIA Delaware, par value $0.01 per share ("PIA Delaware Stock"), and (ii) following the Merger, each SAI Option Holder will receive a Substitute Option (as hereinafter defined) to purchase the same number of shares of PIA Delaware Stock on the same terms as the number of shares of SAI Stock that such SAI Option Holder was entitled to purchase under such SAI Option. Immediately following the Merger, (A) the SPAR Stockholders will hold and the SAI Option Holders will have the right to acquire upon exercise (without regard to vesting) shares of PIA Delaware Stock that, in the aggregate, will represent approximately 69.274% of the sum of (1) the total number of shares of PIA Delaware Stock issued and outstanding immediately after the Merger plus (2) the total number of shares of PIA Delaware Stock issuable upon exercise of the Substitute Options (without regard to vesting), and (B) the shares of PIA Delaware Stock held by stockholders of PIA Delaware immediately prior to the Merger will represent approximately 30.726% of such post-Merger sum.

         J. The respective Boards of Directors of PIA Delaware, PIA Acquisition and SAI have approved the Merger on the terms and subject to the conditions set forth herein.

         K.  The   Parties   intend   the   Merger  to  qualify  as  a  tax-free
reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").


                                    AGREEMENT

                  In consideration of the foregoing, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration (the receipt and adequacy of which is hereby acknowledged by the Parties), the Parties hereto hereby agree as follows:

                                    ARTICLE I

                                   THE MERGER

                  Section 1.01. The Merger. Upon the terms and conditions hereinafter set forth and in accordance with the NGCL, at the Effective Time (as defined in Section 1.02), PIA Acquisition shall be merged with and into SAI, and thereupon the separate existence of PIA Acquisition shall cease, and SAI, as the Surviving Corporation, shall continue to exist under and be governed by the NGCL.

                  Section 1.02. Closing; Effective Time of the Merger. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Parker Chapin Flattau & Klimpl, LLP, in New York, New York, at 10:00 a.m. on a date to be designated by mutual agreement of PIA Delaware and SAI (the "Closing Date"), which shall be no later than the second business day after the satisfaction (or, to the extent permitted by law, the waiver) of the conditions set forth in Article VI. Concurrently with or as soon as practicable after the Closing, PIA Delaware, PIA Acquisition and SAI will cause Articles of Merger in substantially the form of Exhibit A attached hereto (the "Articles of Merger") to be executed and filed with the Secretary of State of the State of Nevada as provided in Section 92A.200 of the NGCL. The Merger shall become effective immediately upon such filing of the Articles of Merger with the Secretary of State of the State of Nevada or at such other time as PIA Acquisition and SAI shall agree and specify in the Articles of Merger. The time of the effectiveness of the Merger is sometimes referred to as the "Effective Time."

                  Section 1.03. Name, Certificate of Incorporation, Bylaws, Board of Directors and Officers of the Surviving Corporation. Upon the effectiveness of the Merger:

(a)      the name of the Surviving Corporation shall be "SPAR Acquisition, Inc."

(b) the Certificate of Incorporation of the Surviving Corporation shall be the Certificate of Incorporation of SAI until thereafter duly amended or restated;

(c) the Bylaws of the Surviving Corporation shall be the Bylaws of SAI until thereafter duly amended or restated;

(d) the directors of SAI shall serve as the directors of the Surviving Corporation until their respective successors have been duly elected and qualified; and

(e) the officers of SAI shall serve as the officers of the Surviving Corporation in the same capacity or capacities until their respective successors have been duly appointed.

                  Section 1.04. Effects of the Merger. The Merger shall have the effects set forth in Section 92A.250 of the NGCL. Without in any way limiting such effects, at and after the Effective Time (a) the Constituent Corporations shall merge and become and continue as part of a single corporation, SAI, which is the Surviving Corporation, and (b) the Surviving Corporation shall (to the same extent and with the same effect as was the case with the applicable Constituent Corporation): (i) own and possess any and all (A) financial assets, accounts, documents, instruments, equipment, inventory, intellectual property, contracts, general intangibles, real property and improvements, and other assets and properties of each Constituent Corporation, and (B) rights, powers, privileges, security or other entitlements, licenses, franchises and other interests of each Constituent Corporation, all of which will be automatically vested in the Surviving Corporation at the Effective Time (subject to any existing liens or encumbrances thereon, which shall continue unimpaired), and none of which shall be impaired or otherwise adversely affected by the Merger; and (ii) be liable for all of the debts, liabilities, obligations and duties of each Constituent Corporation, all of which will continue unimpaired and may be enforced against the Surviving Corporation to the same extent as it would have been enforceable against the applicable Constituent Corporation.

                  Section 1.05. Tax Consequences. The Merger is intended to constitute a reorganization within the meaning of Section 368 of the Code for federal income tax purposes, and the Parties will take all commercially reasonable steps in furtherance thereof, including (without limitation) the making of all required filings and the keeping of all required records. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of ss.ss.1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

                  Section 1.06. Further Assurances. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further deeds, assignments or assurances in law or any other acts are necessary, desirable or proper to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, the title to any property or right of the Constituent Corporations acquired or to be acquired by reason of, or as a result of, the Merger, or otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors (on behalf of PIA Acquisition or SAI) shall execute and deliver all such deeds, assignments and assurances in law and do all acts necessary, desirable or proper to vest, perfect or confirm title to such property or right in the Surviving Corporation and otherwise to carry out the purposes of this Agreement, and the proper officers and directors of the Surviving Corporation are fully authorized to take any and all such action.

                                   ARTICLE II

                              MERGER CONSIDERATION

                  Section 2.01. Conversion of Capital Stock, Etc. At the Effective Time and without any further action on the part of the holder thereof:

(a) each share of SAI Stock that is issued and outstanding immediately prior to the Effective Time shall automatically be converted into the right to receive one (1) fully paid and nonassessable share of PIA Delaware Stock (which 1:1 ratio will be referred to as the "Exchange Ratio"); and

(b) each share of common stock of PIA Acquisition, par value $.01 per share, that is issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of PIA Delaware as the holder thereof, be converted into and become one (1) share of common stock of the Surviving Corporation, par value $.01 per share.

                  Section 2.02. Exchange Procedures. Following the Effective Time, upon surrender to PIA Delaware of stock certificates representing outstanding shares of SAI Stock (the "Certificates"), each holder of SAI Stock shall be entitled to receive, in exchange therefor, one or more new stock certificates representing, in the aggregate, that number of whole shares of PIA Delaware Stock which such holder has the right to receive pursuant to Section 2.01(a) in respect of the shares of SAI Stock evidenced by the Certificate surrendered, and each Certificate so surrendered shall forthwith be canceled; provided, however, that PIA Delaware shall cause ten percent (10%) of the shares which each SPAR Principal and their Family Members (as herinafter defined) would otherwise have had the right to receive pursuant to Section 2.01(a) (the "Share Escrow Amount") to be registered in the name of, and delivered to, the Indemnity Escrow Agent (as such term is defined in Section 6.01(g) hereof) to be held in accordance with the provisions of the Limited Indemnification Agreement and the Indemnity Escrow Agreement (as such terms are defined in Section 6.01(g) hereof); and provided further that the Share Escrow Amount may be satisfied by the shares of the SPAR Principals as opposed to the shares of such Family Members.

                  Section 2.03. No Fractional Shares. Notwithstanding any other provision of this Article II, no fractional shares of PIA Delaware Stock shall be issued in connection with the Merger and any holder of SAI Stock entitled hereunder to receive a fractional share of PIA Delaware Stock but for this Section shall be entitled to receive from PIA Delaware a cash payment (rounded to the nearest whole cent) equal to the product of such fraction multiplied by the last sale price of PIA Delaware Stock as reported on the Nasdaq National Market on the Closing Date.

                  Section 2.04. SAI Option Assumption and Exchange. As of the Effective Time, PIA Delaware shall be deemed to have assumed all of the outstanding SAI Options, in each case on the terms and conditions set forth in the written option agreements (copies of which have been provided to PIA Delaware). PIA Delaware shall issue to each holder of an outstanding SAI Option, against delivery and cancellation of the agreement evidencing such outstanding SAI Option, a new substitute option (a "Substitute Option") under PIA Delaware's Special Purpose Stock Option Plan substantially in the form of Exhibit B hereto, together with such changes therein as may be made with the approval of the PIA Delaware Board and SAI (the "PIA Special Purpose Plan"). Each Substitute Option shall entitle the SAI Option Holder to purchase the same number of shares of PIA Delaware Stock as the number of shares of SAI Stock that could have been purchased under the SAI Option (reflecting the 1:1 Exchange Ratio) and shall otherwise be issued upon the same terms and conditions as set forth in the written agreement evidencing the SAI Option so surrendered, including (without limitation) the same per share exercise price and the same vesting (if any) as the surrendered SAI Option. Each SAI Option so surrendered shall forthwith be canceled.

                  Section 2.05. Granting of New Stock Options under the PIA Stock Option Plan. Subject to the consummation of the Merger and the approval by the stockholders of PIA Delaware of the Proposed Plan Amendment (as hereinafter defined), effective as of the close of business on the date on which the Merger is consummated, PIA Delaware shall issue, subject to the availability of shares under PIA Delaware's Amended and Restated 1995 Stock Option Plan (the "PIA Stock Option Plan"), stock options under the PIA Stock Option Plan (each a "New PIA Option") to the persons and in the amounts (which may include unallocated amounts for later allocation by SAI) listed in the letter of even date herewith delivered to PIA Delaware (the "New Option Schedule"), which stock options shall cover an aggregate of 2,133,744 shares of PIA Delaware Stock. Except as otherwise indicated on the New Option Schedule or in the terms of the agreements governing such options, each New PIA Option shall (i) vest (become exercisable) in four equal annual installments, (ii) have an exercise price equal to the last sale price for the PIA Delaware Stock as reported on the Nasdaq National Market on the date of issuance and (iii) have such other terms and conditions consistent with the PIA Stock Option Plan as the Board of Directors of PIA Delaware may determine. The New Option Schedule may be amended by SAI (by written notice to PIA Delaware) at any time prior to the issuance of the affected New PIA Options to add or delete names or to increase or decrease the number of shares to be covered by any unissued proposed New PIA Option; provided, however, that the aggregate number of shares of PIA Delaware Stock issuable upon exercise of all New PIA Options (without regard to the vesting provisions thereof) shall not exceed 2,133,744 shares without the prior written consent of PIA Delaware; and provided further that the terms and conditions of any New PIA Option indicated on the New Option Schedule as of the date hereof may not be materially improved (other than a reallocation of shares or allocation of previously unallocated shares to any employee or other recipient permitted under the PIA Stock Option Plan) without the prior written consent of PIA Delaware.

                  Section 2.06. Reservation and Registration of Option Shares. PIA Delaware shall take all corporate action necessary to reserve for issuance a sufficient number of shares of PIA Delaware Stock for delivery upon exercise of the Substitute Options and the New PIA Options. As soon as practicable after the Effective Time, to the extent such form is available therefor, PIA Delaware shall file a registration statement on Form S-8 (or any successor form) with respect to the shares of PIA Delaware Stock subject to the Substitute Options and the New PIA Options (and any other PIA Options that the PIA Board may wish to treat similarly). PIA Delaware shall use commercially reasonable efforts to maintain the effectiveness of such registration statement(s) so long as any options covered thereby remain outstanding and unexercised.

                  Section 2.07. Transfer Taxes. PIA Delaware shall pay any and all transfer taxes incurred in connection the Merger and the stock and option issuances and other transactions contemplated hereunder.

                                   ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF THE SPAR PARTIES

                  Except as otherwise disclosed in that certain letter of even date herewith delivered to PIA Delaware prior to the execution hereof (which letter shall contain appropriate references and cross references to identify the Sections hereof to which the information in such letter relates) (the "SPAR Disclosure Letter"), each SPAR Party, jointly and severally, represents and warrants to the PIA Parties as follows:

                  Section 3.01. Corporate Existence. Except as otherwise set forth in the SPAR Disclosure Letter:

                  (a) Each SPAR Party is a corporation  duly organized,  validly existing and in good standing under the laws of its state of incorporation. Each SPAR Party is duly qualified to conduct business and is in good standing as a foreign corporation in each jurisdiction in which the conduct of its business requires it to be so qualified, except where the failure to be so qualified would not have a material adverse effect on the business, operations, properties, assets or financial condition of the SPAR Parties taken as a whole (a "SPAR Material Adverse Effect").

                  (b) As of the date hereof, neither SAI, SIM nor SMI has any assets or liabilities or has conducted any business operations except in anticipation of and in connection with the SPAR Reorganization Transactions and the other transactions contemplated by the SPAR Reorganization Agreement and this Agreement.

                  (c) As of the date of this Agreement, no SPAR Party has any subsidiary or owns, of record or beneficially, or controls, directly or indirectly, any other capital stock, any securities convertible into capital stock or any other equity interest in any corporation, association or other business entity or is, directly or indirectly, a participant in any joint venture, partnership or other non-corporate entity. However, the Parties acknowledge and understand that immediately prior to the Effective Time, upon the terms and subject to the conditions set forth in the Reorganization Agreement, the Reorganization Transactions described in the Recitals hereto will occur.

                  (d) The SPAR Disclosure Letter sets forth a list of (i) the names of all predecessor companies of each SPAR Marketing Company, (ii) the names of all entities from which any SPAR Party previously acquired any significant assets, and (iii) all sales (other than in the ordinary course of business) and spinoffs of significant assets by any SPAR Marketing Company since March 31, 1996.

                  Section 3.02. Authorization and Enforceability. Except as otherwise set forth in the SPAR Disclosure Letter:

                  (a) Each SPAR Party has the corporate power, authority and legal right to execute, deliver and perform (i) the SPAR Reorganization Agreement, (ii) this Agreement, and (iii) to the extent a party thereto (A) the Business Manager Agreement to be delivered pursuant to Section 6.01(f)(i) hereof, (B) the Trademark License Agreements to be delivered pursuant to Section 6.01(f)(ii) hereof, (C) the Limited Indemnification Agreement and the Indemnity Escrow Agreement to be delivered pursuant to Section 6.01(g) hereof, and (D) the releases from SPAR Principals to be delivered pursuant to Section 6.03(g) (together with the SPAR Reorganization Agreement and this Agreement, each a "Merger Document" and collectively the "Merger Documents"). The execution, delivery and performance of the SPAR Reorganization Agreement, this Agreement and the other Merger Documents by each SPAR Party (to the extent it is a party thereto) have been duly authorized by all necessary corporate action and no further corporate action on the part of any SPAR Party is necessary to authorize the SPAR Premerger Agreements to which it is a party or this Agreement or any other Merger Document to which it is a party or the performance of the transactions contemplated hereby or thereby .

                  (b) The SPAR Premerger Agreements and this Agreement (i) have been duly executed and delivered on behalf of each SPAR Party (to the extent it is a party thereto) and (ii) constitute legal, valid and binding obligations of such SPAR Party, enforceable in accordance with their respective terms, except as may be limited by (A) applicable bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization or other laws affecting any rights, powers, privileges, remedies and interests of creditors generally, (B) rules or principles of equity or public policy affecting the enforcement of obligations generally, whether at law, in equity or otherwise, including (without limitation) those pertaining to materiality, reasonableness, unconscionability, impossibility of performance, redemption or other cure, surety rights or defenses, waiver, latches, estoppel, or judicial deference, or (C) discretionary powers of any court or other authority before which may be brought any proceeding seeking equitable or other remedies, in each case whether at law, in equity or otherwise (the "Bankruptcy Exceptions").

                  Section 3.03. Capital Stock of the SPAR Parties. Except as otherwise set forth in the SPAR Disclosure Letter:

                  (a) As of the date of this Agreement, the authorized SAI Stock consists of 50,000,000 shares of capital stock of SAI, which may be issued as either common or preferred stock. The SPAR Disclosure Letter sets forth (i) the issued and outstanding capital stock of SAI as of the date of this Agreement and
(ii) the names of each proposed SAI Option Holder and the number of shares of SAI Stock purchasable pursuant to their respective SAI Options as of the date hereof. The PIA Parties acknowledge and agree that the schedule of SAI Options may be amended by SAI (by written notice to PIA Delaware) to add or delete names or to increase or decrease the number of shares to be covered by any proposed SIA Option at any time prior to (1) the mailing of the PIA Proxy Statement in the case of any individual whose present or future holdings of shares of PIA Delaware Stock or options to acquire such shares are disclosed in the PIA Proxy Statement, or (2) the Effective Time in the case of any other person. Each of the SAI Options will be evidenced by a written option agreement, copies of which have been provided to PIA Delaware. The SPAR Disclosure Letter sets forth the authorized and the issued and outstanding capital stock of each other SPAR Party as of the date of this Agreement. As of the date of this Agreement, all of the issued and outstanding shares of the capital stock of each SPAR Party are owned beneficially and of record by the SPAR Stockholders in the case of SAI, and by the SPAR Principals in the case of all other SPAR Parties, free and clear of all Restrictions (as hereinafter defined), and have been validly issued and are fully paid and nonassessable. "Restrictions" shall mean any and all material liens, security interests, pledges, charges, voting trusts, equities, restrictions, encumbrances and claims of every kind, except for (A) restrictions on sale or resale under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (as the same may be supplemented, modified, amended, restated or replaced from time to time, the "Securities Act"), or state securities laws, (B) in the case of the SMCI shares, the pledge of the SMCI shares pursuant to the MCI Hypothecation, and (C) in the case of the SPAR Parties that certain Agreement dated December 14, 1992, by and between Robert G. Brown, William H. Bartels and Donald R. Young as escrow agent (as amended, the "Buy-Sell Agreement").

                  (b) Upon the consummation of the SPAR Reorganization Transactions upon the terms and subject to the conditions set forth in the Reorganization Agreement, (i) the outstanding shares of SAI Stock will be equal to the number described in the Recitals, above, and will have been validly issued and will be fully paid and nonassessable, (ii) the SPAR Stockholders will own beneficially and of record all of the shares of capital stock of SAI in the amounts indicated in the SPAR Disclosure Letter, free and clear of all Restrictions, (iii) SAI will acquire all of the capital stock of the SPAR Marketing Companies and the SPAR Incentive Companies (subject to the pledge of the SMCI shares pursuant to the MCI Hypothecation), (iv) SIM will acquire all of the capital stock of SMCI (subject to the pledge of the SMCI shares pursuant to the MCI Hypothecation), and (v) SMI will acquire all of the capital stock of the SPAR Marketing Companies.

                  (c) Other than the proposed SAI Options or in connection with the SPAR Reorganization Transactions or this Agreement, as of the date hereof:
(i) there are no outstanding rights, subscriptions, warrants, calls, convertible securities, unsatisfied preemptive rights, options or other agreements of any kind pursuant to which any SPAR Party is required to issue any of its authorized but unissued capital stock; and (ii) no SPAR Party has any obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any outstanding shares of capital stock or to pay any dividend or make any distribution in respect thereof.

                  Section 3.04. No Violations. Except as otherwise set forth in the SPAR Disclosure Letter:

                  (a) The execution, delivery and performance of the SPAR Premerger Agreements and this Agreement by each SPAR Party (to the extent it is a party thereto) do not and will not violate or result in the breach of any term, condition or provision of, or require the consent of any other person under, (i) any existing applicable law, ordinance, or governmental rule or regulation ("Applicable Law") to which any SPAR Party or any SPAR Principal is subject, (ii) any judgment, order, writ, injunction, decree or award of any Governmental Entity (as defined in Section 3.04(d) hereof) that is applicable to any SPAR Party or any SPAR Principal (each a "SPAR Court Order"), (iii) the charter documents of any SPAR Party, or (iv) any SPAR Contract (as defined in Section 3.08), SPAR Realty Lease (as defined in Section 3.07(a)), material SPAR Personalty Lease (as defined in Section 3.07(b)) or other material mortgage, indenture, agreement, contract, commitment, lease, permit, plan, authorization, instrument or document to which any SPAR Marketing Company or any SPAR Principal is a party, by which any SPAR Marketing Company or any SPAR Principal has any rights or by which any of the properties or assets of any SPAR Marketing Company is bound or subject (each a "Material SPAR Document").

                  (b) The execution, delivery and performance of the SPAR Premerger Agreements and this Agreement by each SPAR Marketing Company (to the extent it is a party thereto) will not be reasonably likely to result in (A) any termination, cancellation or acceleration of any Material SPAR Document or (B) termination, modification or other change in any material respect of the existing rights and obligations of any SPAR Marketing Company under such Material SPAR Document.

                  (c) No SPAR Marketing Company, and to the knowledge of each SPAR Marketing Company, no other party thereto, is in default in any material respect under any Material SPAR Document, and to the knowledge of each SPAR Marketing Company, no event has occurred that with the giving of notice or lapse of time (or both) would constitute such a default.

                  (d) Other than the filing of a pre-merger notification report under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act") and in connection with or in compliance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (as the same may be supplemented, modified, amended, restated or replaced from time to time, the "Exchange Act"), and the Securities Act, no authorization, approval or consent of, and no registration or filing with, any Governmental Entity is required in connection with the execution and delivery of the SPAR Premerger Agreements or this Agreement by any SPAR Party or any SPAR Principal and the performance of the transactions contemplated hereunder and thereunder. As used herein, the term "Governmental Entity" means any court, administrative or regulatory agency or commission, or other governmental authority or instrumentality, domestic, foreign or supranational.

                  Section 3.05. Financial Statements. Except as otherwise set forth in the SPAR Disclosure Letter:

                  (a) The SPAR Parties have delivered to PIA Delaware  copies of
(i) the combined balance sheets of the SPAR Marketing Companies at March 31, 1998 (the "Audited SPAR Marketing Balance Sheet Date"), and March 31, 1997, and the related combined statements of income, cash flows and changes in stockholders' equity for the fiscal years then ended, together with the report of Ernst & Young, LLP thereon (the "Audited SPAR Marketing Financial Statements"); (ii) the unaudited (but reviewed) combined balance sheets of the SPAR Marketing Companies at December 31, 1998 (the "Interim SPAR Marketing Balance Sheet Date"), and the related combined statements of income and cash flows for the nine month period then ended (the "Interim SPAR Marketing Financial Statements" and together with the Audited SPAR Marketing Financial Statements, the "SPAR Marketing Financial Statements"); and (iii) the balance sheets of MCI at December 31, 1998 (the "Audited MCI Balance Sheet Date"), and December 31, 1997, and the related combined statements of income, cash flows and changes in stockholders' equity for the fiscal years then ended, together with the report of Ernst & Young, LLP thereon (the "Audited MCI Financial Statements"), in each case adjusted to exclude the MCI assets not acquired by SMCI and the other pro forma adjustments contemplated by the MCI Purchase Agreement. The SPAR Marketing Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout the periods involved and fairly present the combined financial position and the combined results of operations of the SPAR Marketing Companies as of the dates and for the periods indicated, subject in the case of the Interim SPAR Marketing Financial Statements to nonrecurring year end audit adjustments, which adjustments would not in the aggregate be materially adverse to the financial condition of the SPAR Marketing Companies. To the knowledge of the SPAR Parties, based upon such audit, the Audited MCI Financial Statements have been prepared in accordance with GAAP consistently applied throughout the periods involved and fairly present the pro forma financial position and the results of operations of MCI as of the dates and for the periods indicated.

                  (b) The Interim SPAR Marketing Financial Statements contain all adjustments of a normal recurring nature, based upon historical operations of the SPAR Marketing Companies and reporting determinations made with respect to the most recent Audited SPAR Marketing Financial Statements, necessary to present fairly the financial position for the periods then ended.

                  Section 3.06. Permits. Except as otherwise set forth in the SPAR Disclosure Letter:

                  (a) Each SPAR Marketing Company owns, holds, possesses or lawfully uses in the operation of its business all governmental franchises, licenses, permits, easements, rights, applications, filings, registrations and other authorizations that are necessary for it to conduct its business as now conducted in all material respects or for the ownership and use of the material assets owned or used by such SPAR Marketing Company in the conduct of its business (each a "SPAR Permit" and collectively the "SPAR Permits").

                  (b) Each SPAR Permit is valid and in full force and effect, and no SPAR Permit will be terminated or impaired in any material respect or become terminable as a result of the SPAR Premerger Transactions, the Merger or any other transaction contemplated by this Agreement.

                  Section 3.07. Real and Personal Property. Except as otherwise set forth in the SPAR Disclosure Letter:

                  (a) All buildings, leasehold improvements, structures, facilities, and fixtures used in any material respect by any SPAR Marketing Company in the conduct of its business (limited in the case of leased property to the primary demised premises) (each a "SPAR Premises") (i) are leased by any SPAR Marketing Company pursuant to a valid lease (each a "SPAR Realty Lease" and collectively the "SPAR Realty Leases"), except as may be limited by the Bankruptcy Exceptions, (ii) are in good operating condition and repair (subject to normal wear and tear, replacement, retirement, and maintenance), (iii) are usable in the regular and ordinary course of business, and (iv) are used in compliance in all material respects with all Applicable Laws and authorizations relating to their construction (limited to tenant improvements in the case of leased property), use and operation. A list of all SPAR Realty Leases is set forth in the SPAR Disclosure Letter. No SPAR Marketing Company owns any real estate.

                  (b) All items of equipment and other tangible property and assets used in any material respect by any SPAR Marketing Company in the conduct of its business (i) are either (A) owned by any SPAR Marketing Company, or (B) leased by any SPAR Marketing Company pursuant to a valid lease (each a "SPAR Personalty Lease" and collectively the "SPAR Personalty Leases"), except as may be limited by the Bankruptcy Exceptions, (ii) are in good operating condition and repair (subject to normal wear and tear, replacement, retirement, and maintenance), (iii) are usable in the regular and ordinary course of business, and (iv) comply in all material respects with all Applicable Laws and authorizations relating to their construction, use and operation. A list of all SPAR Personalty Leases is set forth in the SPAR Disclosure Letter.

                  Section 3.08. Contracts and Commitments. The SPAR Disclosure Letter sets forth an accurate, correct and complete list of all material agreements, contracts, commitments, arrangements and understandings, written or oral, including all amendments and supplements thereto, of each SPAR Marketing Company (the "SPAR Contracts"), to which any SPAR Marketing Company is a party or is bound, or by which any of their respective assets are bound, and which involve any:

(a) agreement, contract, commitment or other legally binding arrangement with any present or former (within the past two years) officer, employee or material consultant involving annual salaries or minimum annual payments of $100,000 or more (excluding normal salesmen's commissions);

(b) agreement, contract, commitment or other legally binding arrangement for the future purchase of, or payment for, supplies or products, or for the performance of services by a third party involving in any one case $100,000 or more (other than those that may be terminated without penalty);

(c) agreement, contract, commitment or other legally binding arrangement to sell or supply products or to perform services involving in any one case $100,000 or more (other than those that may be terminated without penalty);

(d) agreement, contract, commitment or other legally binding arrangement continuing over a period of more than twelve months from the date hereof and requiring more than $100,000 in annual payments by a SPAR Marketing Company;

(e) sales representative, sales agency or similar agreement, contract, commitment or other legally binding arrangement with any Person not under the employ, control or direction of a SPAR Marketing Company;

(f) agreement, contract, commitment or other legally binding arrangement containing a provision to indemnify any person or entity or assume any tax, environmental or other non-ordinary course liability;

(g) agreement, contract, commitment or other legally binding arrangement with any Governmental Entity (other than a SPAR Permit);

(h) note, debenture, bond, equipment trust agreement, letter of credit agreement, loan agreement or other contract for the borrowing or lending of money, or any guarantee, pledge or undertaking of or credit support for the indebtedness of any other person by any SPAR Marketing Company;

(i) agreement, contract, commitment or other legally binding arrangement for any charitable or political contribution;

(j) agreement, contract, commitment or other legally binding arrangement for any capital expenditure or leasehold improvement in excess of $100,000;

(k) agreement, contract, commitment or other legally binding arrangement limiting or restraining: (i) any SPAR Marketing Company or any successor thereto from engaging in the businesses of the SPAR Parties or PIA Parties post Merger (other than any customer contract not in excess of $100,000 that may contain such a prohibition with respect to the performance of services for the customer's competitors); or (ii) to the knowledge of any SPAR Marketing Company, any employee of any SPAR Marketing Company from engaging in or competing with the businesses of the SPAR Parties or PIA Parties post Merger on behalf of the Parties; or

(l) agreement, contract, commitment or other legally binding arrangement of any SPAR Marketing Company not made in the ordinary course of business (other than as would have been disclosable in one of the preceding clauses but for the amount or term thereof);

in each case excluding the SPAR Premerger Agreements, the SPAR Realty Leases, the SPAR Personalty Leases, the SPAR Trademark Licenses, the SPAR Permits and this Agreement (which are not intended, and shall not be deemed or construed, to be SPAR Contracts). Except as otherwise set forth in the SPAR Disclosure Letter:
(A) each of the

SPAR Contracts is valid and enforceable in all material respects, except as may be limited by the Bankruptcy Exceptions; (B) each SPAR Marketing Company is, and to the knowledge of such SPAR Marketing Company, all other parties thereto are, in material compliance with the provisions thereof in all material respects; and
(C) no SPAR Marketing Company is nor has ever been a party to any contract with any Governmental Entity subject to retroactive price redetermination or renegotiation.

                  Section 3.09. Insurance. Except as otherwise set forth in the SPAR Disclosure Letter: (a) the assets, properties and operations of each SPAR Marketing Company are insured under various policies of general liability, workers' compensation and other forms of insurance in amounts that are adequate in the judgment of the SPAR Marketing Companies in relation to the business and assets of such SPAR Marketing Company; (b) all such policies are in full force and effect in accordance with their terms, no notice of cancellation has been received, and to the knowledge of the SPAR Marketing Companies, with respect to any such policy, there is no existing default or event that with the giving of notice or lapse of time (or both), would constitute a material default under any such policy; and (c) no SPAR Marketing Company has been refused any insurance, nor has any SPAR Marketing Company's coverage been limited, by any insurance carrier to which it has applied for insurance or with which it has carried insurance during the past five years.

                  Section 3.10. Employees. Except as otherwise set forth in the SPAR Disclosure Letter: (a) there have not been in the past five years and, to the knowledge of the SPAR Marketing Companies, there are not pending, any organized or coordinated labor disputes, work stoppages, requests for representation, pickets or work slow-downs due to labor disagreements; (b) there are and have been no unresolved material violations of any laws of any Governmental Entity respecting the employment of any employees; (c) there is no unfair labor practice, charge or complaint pending, unresolved or, to the knowledge of the SPAR Marketing Companies, overtly threatened that would be reasonably likely to be brought or filed with the National Labor Relations Board or similar body in any foreign country; (d) the employees of the SPAR Marketing Companies are not covered by any collective bargaining agreement; and (e) each SPAR Marketing Company has paid or properly accrued in accordance with GAAP in the ordinary course of business all wages and compensation due to employees, including all vacations or vacation pay, holidays or holiday pay, sick days or sick pay, and bonuses.

                  Section 3.11. Employee Benefit Plans and Arrangements. Except as otherwise set forth in the SPAR Disclosure Letter:

                  (a) The SPAR Disclosure Letter sets forth a complete and accurate list of each Benefit Plan covering any present or former officers, employees, consultants, or directors of any SPAR Marketing Company (a "SPAR Benefit Plan"). As used in this Agreement: "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder, as the same may be supplemented, modified, amended, restated or replaced from time to time; "Pension Plan" of a referenced party shall mean each "employee pension benefit plan" (as defined in Section
3(2) of ERISA) of the referenced party; "Welfare Plan" of a referenced party shall mean each "employee welfare benefit plan" (as defined in Section 3(i) of ERISA) of the referenced party; "Other ERISA Benefit" of a referenced party shall mean any plan or agreement governed by ERISA or the Code of the referenced party relating to deferred compensation, bonus and performance compensation (other than salesmen commissions), stock purchase, stock option, stock appreciation, severance, vacation, sick leave, holiday fringe benefits, personnel policy, reimbursement program, insurance, welfare or similar plan, program, policy or arrangement; and "Benefit Plan" of a referenced party shall mean each Pension Plan, Welfare Plan and Other ERISA Benefit of the referenced party; in each case to the extent maintained or contributed to, or required to be maintained or contributed to, by or for which there otherwise is any liability as of the Effective Time, of such party or its respective affiliates or any other person or entity that, together with such party, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (each, together with such party, a "Commonly Controlled Entity") for the benefit of any present or former officer, employee, consultant or director.

                  (b) Each SPAR Benefit Plan is in substantial compliance with all reporting, disclosure and other requirements applicable to such SPAR Benefit Plan. Each SPAR Benefit Plan that is a Pension Plan and intended to be qualified under Section 401(a) of the Code (each a "SPAR Pension Plan") has been determined by the Internal Revenue Service to be so qualified and, to the knowledge of the SPAR Marketing Companies, no condition exists or has occurred that would adversely affect any such determination. Neither any SPAR Benefit Plan, nor any SPAR Marketing Company, nor to the knowledge of any SPAR Marketing Company any Commonly Controlled Entity of any SPAR Marketing Company or any trustee or agent of any SPAR Benefit Plan, has been or is presently engaged in any prohibited transactions as defined by Section 406 of ERISA or Section 4975 of the Code (i) for which an exemption is not applicable, or (ii) that would be reasonably likely to subject any SPAR Marketing Company to a material amount of tax or penalty imposed by Section 4975 of the Code or
Section 502 of ERISA. To the knowledge of the SPAR Marketing Companies, there is no event or condition existing that would be deemed a "reportable event" (within the meaning of Section 4043 of ERISA) with respect to which the thirty-day notice requirement has not been waived. To the knowledge of the SPAR Marketing Companies, no condition exists that would be reasonably likely to subject any SPAR Marketing Company to a material amount of penalty under Section 4071 of ERISA.

                  (c) Neither any SPAR Marketing Company nor any Commonly Controlled Entity of any SPAR Marketing Company is or has ever been party to any "'multi-employer plan," as that term is defined in Section 3(37) of ERISA. True and correct copies of (i) the most recent annual report (Form 5500 series) and any attached schedules for each SPAR Benefit Plan (if any such report was required by applicable law), (ii) the most recent summary plan description for each SPAR Benefit Plan and (iii) the most recent determination letter issued by the Internal Revenue Service for each SPAR Pension Plan have been provided to PIA Delaware.

                  (d) With respect to each SPAR Benefit Plan, there are no actions, suits or claims (other than routine claims for benefits in the ordinary course or relating to qualified domestic relations orders within the meaning of
Section 414(p) of the Code) pending or, to the knowledge of the SPAR Marketing Companies, overtly threatened against any SPAR Benefit Plan, any SPAR Marketing Company, any Commonly Controlled Entity of any SPAR Marketing Company or any trustee or agent of any SPAR Benefit Plan, nor to the knowledge of the SPAR Marketing Companies, is there any reasonable basis for such claims.

                  (e) With  respect to each SPAR  Benefit Plan to which any SPAR
Marketing Company or any Commonly Controlled Entity of any SPAR Marketing Company is a party which constitutes a group health plan subject to Section 4980B of the Code, each such SPAR Benefit Plan substantially complies, and in each case has substantially complied, with all applicable requirements of
Section 4980B of the Code. There is no outstanding material liability (except for premiums that have not become overdue) or other accrued but unpaid obligations under Title IV of ERISA with respect to any SPAR Pension Plan, and no condition exists that would be reasonably expected to result in any SPAR Marketing Company incurring a material liability under Title IV of ERISA, either directly or with respect to any Commonly Controlled Entity of any SPAR Marketing Company. All premiums payable to the Pension Benefit Guaranty Corporation (the "PBGC") have been paid prior to becoming overdue. Neither the PBGC nor any SPAR Marketing Company nor any Commonly Controlled Entity of any SPAR Marketing Company has instituted proceedings to terminate any SPAR Pension Plan that is subject to Title IV of ERISA, and the PBGC has not informed any SPAR Marketing Company of its intent to institute proceedings to terminate any such plan. Full payment has been made of all amounts that any SPAR Marketing Company or any Commonly Controlled Entity of any SPAR Marketing Company was required to have paid as a contribution to any SPAR Pension Plan that is subject to Title IV of ERISA (with applicability determined as of the last day of the most recent fiscal year of each of the SPAR Pension Plans ended prior to the date of this Agreement), and none of the SPAR Pension Plans has incurred any material amount of "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each such SPAR Pension Plan ended prior to the date of this Agreement.

                  (f) No SPAR Pension Plan is a defined benefit pension plan. Each SPAR Benefit Plan is, and its administration is and at all times has been in substantial compliance with, and no SPAR Marketing Company has received any claim or notice that any such SPAR Benefit Plan is not in substantial compliance with, its terms and all Applicable Laws, including without limitation, to the extent applicable, the requirements of ERISA and the Code. No SPAR Marketing Company and no Commonly Controlled Entity of any SPAR Marketing Company is in default in any material respect in performing any of its contractual obligations under any SPAR Benefit Plan or any related trust agreement or insurance contract. There are no material outstanding liabilities of any SPAR Benefit Plan other than liabilities for benefits to be paid to participants in any SPAR Benefit Plan and their beneficiaries in accordance with the terms of such SPAR Benefit Plan. Each SPAR Benefit Plan may be amended or modified or terminated by the applicable SPAR Marketing Company or a Commonly Controlled Entity of a SPAR Marketing Company at any time without liability except under any defined pension benefit plan. No SPAR Benefit Plan other than a SPAR Pension Plan, retiree medical plan or severance plan provides benefits to any individual after termination of employment.

                  (g) The consummation of the transactions contemplated by the SPAR Premerger Agreements and this Agreement will not: (A) entitle any employee of any SPAR Marketing Company to severance pay, unemployment compensation or any other payment or benefit; (B) accelerate the time of payment or vesting, or increase the amount of compensation due to any such employee; (C) result in any liability under Title IV of ERISA;

(D) result in any  prohibited  transaction  described in Section 406 of ERISA or
Section 4975 of the Code for which an exemption is not available; or (E) result (either alone or in conjunction with any other event) in the payment or series of payments by any SPAR Marketing Company or any of its affiliates to any person of an "excess parachute payment" within the meaning of Section 280G of the Code.

                  (h) With respect to each SPAR Benefit Plan that is funded wholly or partially through an insurance policy, all material amounts of premiums required to have been paid to date under the insurance policy have been paid, all material amounts of premiums required to be paid under the insurance policy through the Closing Date will have been paid on or before the Closing Date and, as of the Closing Date, there will be no material amount of liability of any SPAR Marketing Company or any Commonly Controlled Entity of any SPAR Marketing Company under any insurance policy or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the Closing Date.

                  (i) Each SPAR Benefit Plan that constitutes a "welfare benefit plan" (within the meaning of Section 3(i) of ERISA) for which contributions are claimed by any SPAR Marketing Company or any Commonly Controlled Entity of any SPAR Marketing Company as deductions under any provision of the Code is in material compliance with all applicable requirements pertaining to such deduction. With respect to any "welfare benefit fund" (within the meaning of Section 419 of the Code) related to such a welfare benefit plan, there is no disqualified benefit (within the meaning of Section 4976(b) of the Code) that would result in the imposition of a tax under Section 4976(a) of the Code. All welfare benefit funds intended to be exempt from tax under Section 501(a) of the Code have been determined by the Internal Revenue Service to be so exempt and no event or condition exists or has occurred which would adversely affect any such determination.

                  (j) No SPAR Marketing Company has any Benefit Plan outside of the United States.

                  (k) All persons classified by any SPAR Marketing Company as independent contractors or "leased employees" within the meaning of Section 414(n) of the Code ("SPAR Leased Employees") satisfy and have at all times satisfied the requirements of applicable law to be so classified. Each SPAR Marketing Company has fully and accurately reported their compensation on IRS Forms 1099 when required to do so. No SPAR Marketing Company has any obligation to provide benefits with respect to such independent contractors or SPAR Leased Employees under any SPAR Benefit Plan or otherwise.

                  Section 3.12. Compliance with Law. Except as otherwise set forth in the SPAR Disclosure Letter: each SPAR Marketing Company has complied in all material respects with each, and is not in violation in any material respect of, any Applicable Law to which such SPAR Marketing Company's business, operations, assets or properties are subject.

                  Section 3.13. Transactions With Affiliates. Except as otherwise set forth in the SPAR Disclosure Letter: (a) no stockholder and no director, officer or employee of any SPAR Marketing Company, or any member of his or her immediate family or any other of its, his or her affiliates, owns or has a 5% or more ownership interest in any material business, corporation or other entity that is or was during the last three years a party to, or in any property which is or was during the last three years the subject of, any contract, agreement, commitment or legally binding arrangement with such SPAR Marketing Company; and (b) the SPAR Disclosure Letter includes a complete list as of the date hereof of all amounts owed by any SPAR Marketing Company to any SPAR Principal (other than salary and expense reimbursements in the normal course) or any affiliate of any SPAR Principal (other than for goods purchased or services rendered in the normal course) or owed on account of any loan or advance to any SPAR Marketing Company by any SPAR Principal or any affiliate of any SPAR Principal (other than for goods purchased or services rendered in the normal course).

                  Section 3.14. Litigation. Except as otherwise set forth in the SPAR Disclosure Letter, as of the date hereof: (a) no litigation, including any arbitration, investigation or other proceeding of or before any Governmental Entity, is pending (or to the knowledge of the SPAR Marketing Companies) overtly threatened against any SPAR Marketing Company, other than litigation that (i) is not reasonably likely to be adversely determined or (ii) if reasonably likely to be adversely determined, would not be reasonably likely to have, individually or in the aggregate with other such litigation, a SPAR Material Adverse Effect; and
(b) no SPAR Marketing Company is a party to or subject to the provisions of any SPAR Court Order.

                  Section 3.15. Taxes. Except as otherwise set forth in the SPAR Disclosure Letter:

                  (a) All federal, state, local and foreign tax returns, reports, statements and other similar filings required to be filed by any SPAR Marketing Company (the "SPAR Tax Returns") with respect to any material federal, state, local or foreign taxes, assessments, interest, penalties, deficiencies, fees and other governmental charges or impositions (including without limitation all income tax, unemployment compensation, social security, payroll, withholding, sales and use, excise, privilege, property, ad valorem, franchise, license, school and any other tax or similar governmental charge or imposition, and interest and penalties therein, under the Applicable Laws of the United States or any state or Municipal or political subdivision thereof or any foreign country or political subdivision thereon ("Taxes") have been timely filed with the appropriate governmental agencies in all jurisdictions in which such SPAR Tax Returns are required to be filed, and all such SPAR Tax Returns are true, complete and correct in all material respects and fairly reflect the liabilities of the SPAR Marketing Companies for Taxes for the periods, property or events covered thereby.

                  (b) All Taxes, including (without limitation) those called for by the SPAR Tax Returns, required to be paid or withheld by any SPAR Marketing Company and any deficiency assessments, penalties and interest for which a notice of assessment has been received (other than as may have been settled and paid in full in accordance therewith, and other than those being contested, if any, as set forth in the SPAR Disclosure Letter) have been timely paid or withheld.

                  (c) The accruals for Taxes contained in the Interim SPAR Marketing Financial Statements for the Tax liabilities of the SPAR Marketing Companies have been made in accordance with GAAP as of that date and include adequate provision under GAAP for all deferred Taxes (other than necessary increments due to the passage of time), except that no accruals have been made for income Taxes for SINC and SBRS, which are Subchapter S corporations under the Code. SMF utilizes the accrual method of accounting for income tax purposes, SINC and SBRS utilize the cash method of accounting for income tax purposes, and none of them has changed its method of accounting for income tax purposes in the past five years. Each SPAR Marketing Company that has filed SPAR Tax Returns under Subchapter S of the Code has made a timely and effective election to be taxed under the provisions of Subchapter S of the Code and has at no time been taxable under the provisions of Subchapter C of the Code. No such SPAR Marketing Company has any net unrealized built-in gain that has not been recognized within the meaning of Section 1374 of the Code.

                  (d) No SPAR Marketing Company is or has at any time ever been a party to a Tax sharing, Tax indemnity or Tax allocation agreement, and no SPAR Marketing Company has assumed any Tax liability of any other person or entity under contract.

                  (e) No SPAR Marketing Company has received any notice of assessment or proposed assessment in connection with any SPAR Tax Returns, other than as may have been settled and paid in full in accordance therewith, and there are no pending tax examinations of or material tax claims asserted against any SPAR Marketing Company or any of its assets or properties. No SPAR Marketing Company has extended, or waived the application of, any statute of limitations of any jurisdiction regarding the assessment or collection of any Taxes.

                  (f) There are now, and as of immediately following the Effective Time there will be, no liens (other than any lien for Taxes not yet overdue and payable) on any of the assets or properties of any SPAR Marketing Company relating to or attributable to Taxes. To the knowledge of the SPAR Marketing Companies, there is no reasonable basis for the assertion of any claim relating to or attributable to Taxes that, if adversely determined, would result in any lien on the assets of any SPAR Marketing Company or otherwise have a SPAR Material Adverse Effect.

                  (g) None of the SPAR Marketing Companies has any knowledge of any reasonable basis for any additional assessment of any Taxes for any period ending on or before the Closing Date (other than increased Taxes based upon increased business units, business sites, payroll, profits or other taxable attribute relating to an expanding enterprise prior to the Closing Date). All Tax payments related to employees, including income tax withholding, FICA, FUTA, unemployment and worker's compensation, required to be made by the SPAR Marketing Companies, have been fully and properly paid, withheld, accrued or recorded.

                  Section 3.16.   Intellectual  Property  Matters.   Except  as
otherwise set forth in the SPAR Disclosure Letter:

                  (a) The SPAR Disclosure Letter sets forth all patents, trademarks, trade names, service marks, copyrights, software, material trade secrets or material know-how owned or used in any material respect by any

SPAR Marketing Company in the conduct of its business (the "SPAR Intellectual Property"), excluding, however, all readily commercially available software programs licensed to a SPAR Marketing Company (for example, without limitation, Windows, Windows NT, MS Word, MS Excel, and MS Explorer) ("Commercial Software"), which Commercial Software need not be set forth on such schedule. All of the SPAR Intellectual Property is (or will be as of the Effective Time) owned by or licensed to STM or one of the SPAR Marketing Companies free and clear of any liens (except insofar as a license or the restrictions thereunder may constitute a lien, and except for the SPAR Trademark Licenses and the Business Manager Agreement). At or before the Closing, (i) SIT and SMS will enter into non-exclusive perpetual royalty free licenses with STM respecting their use of the name "SPAR" and certain other trademarks and related rights owned or to be owned by STM (the "SPAR Trademark Licenses") such agreement to be substantially in the form attached as Exhibit C hereto, and (ii) SMF, SMS and SIT will enter into a Software Ownership Agreement with respect to the Internet job scheduling software (called "Business Manager") jointly developed and owned by them, such agreement to be substantially in the form attached as Exhibit D hereto (the "Business Manager Agreement").

                  (b) There are no ongoing royalty, commission or similar arrangements, and no licenses, sublicenses or agreements from any SPAR Marketing Company as a licensor, pertaining to the current use of the SPAR Intellectual Property, except as may be applicable under the Commercial Software, the SPAR Trademark Licenses and the Business Manager Agreement.

                  (c) No SPAR Marketing Company infringes upon or unlawfully or wrongfully uses any patent, trademark, trade name, service mark, copyright or trade secret owned or claimed by any other person or entity. No action, suit, proceeding or investigation has been instituted or, to the knowledge of the SPAR Marketing Companies, overtly threatened relating to any, patent, trademark, trade name, service mark, copyright or trade secret formerly or currently used by any SPAR Marketing Company. None of the SPAR Intellectual Property is subject to any outstanding order, decree or judgment. No SPAR Marketing Company has agreed to indemnify any person or entity for or against any infringement of or by the SPAR Intellectual Property. Except for (i) the SPAR Intellectual Property licensed or to be licensed to SMS and SIT by STM, (ii) the common ownership of the software reflected in the Business Manager Agreement, and (iii) the ownership of and director and officer positions in the SPAR Marketing Companies, SGI, SMS, SIT, STM and the SPAR Parties, no present or former employee of any SPAR Marketing Company, and no person or entity other than SGI, SMS, SIT, STM and the SPAR Parties (and the SPAR Principals solely as the officers and shareholders thereof), directly or indirectly owns or has any proprietary, financial or other interest in, in whole or in part, any SPAR Intellectual Property.

                  (d) All SPAR Intellectual Property in the form of computer software that is utilized by any SPAR Marketing Company in the operation of its business is capable of processing date data between and within the twentieth and twenty-first centuries or can be rendered capable of processing such data prior to the date necessary to avoid disruption of its business by utilizing the employees of one or more of the SPAR Marketing Companies in the normal course of business and by expenditure of not more than $100,000 in excess of the cost of software purchased for reasons other than the failure of existing software to be capable of such processing.

                  Section 3.17. Existing Condition. Except as otherwise set forth in the SPAR Disclosure Letter, since the Interim SPAR Marketing Balance Sheet Date, no SPAR Marketing Company has:

(a) incurred any liabilities, other than liabilities incurred in the ordinary course of business consistent with past practice (including, without limitation, advances under its commitments and lines of credit), the liabilities contemplated under the SPAR Premerger Agreements;

(b) discharged or satisfied any lien or encumbrance or paid any liabilities, other than in the ordinary course of business consistent with past practice (including, without limitation, repayments under its commitments and lines of credit), or failed to pay or discharge when due any liabilities, other than in the ordinary course of business consistent with past practice, or where the obligation is being contested in good faith, and the failure to pay or discharge has not caused and would not be reasonably likely to cause any SPAR Material Adverse Effect;

(c) sold, encumbered, assigned or transferred any assets, properties or rights or any interest therein, or made any agreement or commitment or granted any option or right with, of or to any person to acquire any assets, properties or rights of any SPAR Marketing Company or any interest therein, except for sales and dispositions in the ordinary course of business consistent with past practice, and except for the transactions contemplated under the SPAR Premerger Agreements and this Agreement;

(d) created, incurred, assumed or guaranteed any indebtedness for money borrowed, or mortgaged, pledged or subjected any of its assets to any mortgage, lien, pledge, security interest, conditional sales contract or other encumbrance of any nature whatsoever, other than (i) in the ordinary course of business (including, without limitation, future advances and floating liens under existing, increased or replacement credit facilities), or (ii) in connection with the financing of the MCI Acquisition;

(e) made or suffered any early cancellation or termination of any Material SPAR Document (other than in the ordinary course of business with a vendor to a SPAR Marketing Company); or amended, modified or waived any substantial debts or claims held by it under any Material SPAR Document other than in the ordinary course of business;

(f) declared, set aside or paid any dividend or made or agreed to make any other distribution or payment in respect of its capital shares or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or acquire any of shares of its capital stock or its other ownership interests;

(g) suffered any damage, destruction or loss that has had or will have (i) a SPAR Material Adverse Effect, or (ii) a replacement cost individually or in the aggregate at more than $100,000;

(h) suffered any repeated, recurring or prolonged shortage, cessation or interruption of supplies or utility or other services required to conduct its business and operations;

(i) suffered any material adverse change in the business, operations, properties, assets or financial condition of the SPAR Marketing Companies taken as a whole;

(j) received notice or had knowledge of any actual or overtly threatened organized or coordinated labor trouble, strike or other similar occurrence, event or condition of any similar character that has had or would be reasonably likely to have a SPAR Material Adverse Effect;

(k) increased the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its employees or made any increase in, or any addition to, other benefits to which any of its employees are entitled (in each case other than increases in salaries or other compensation in the ordinary course of business consistent with past practice and that in the aggregate have not resulted in a SPAR Material Adverse Effect);

(l) changed any of the accounting principles followed by it or the methods of applying such principles, other than the contemplated change for certain of the SPAR Marketing Companies from "subchapter s" status to "subchapter c" status for federal income tax purposes (to be effected shortly before the Effective Time) and other changes in implementing the SPAR Premerger Transactions;

(m) except as contemplated by the SPAR Premerger Agreements or this Agreement, entered into any transaction other than in the ordinary course of business consistent with past practice;

(n) except as contemplated by the SPAR Premerger Agreements or this Agreement, changed its authorized capital or its securities outstanding or otherwise changed its ownership interests, or granted any options, warrants, calls, conversion rights or commitments with respect to any of its capital stock or other ownership interests; or

(o)      agreed to take any of the actions referred to above.

                  Section 3.18. Books of Account. Except as otherwise set forth in the SPAR Disclosure Letter: (a) the books, records and accounts of each SPAR Marketing Company accurately and fairly reflect, in reasonable detail, the transactions and the assets and liabilities of such SPAR Marketing Company; and
(b) no SPAR Marketing Company has engaged in any transaction, maintained any bank account or used any of the funds of such SPAR Marketing Company except for transactions, bank accounts and funds that have been and are fairly reflected in the normally maintained books and records of the business.

                  Section 3.19. Environmental Matters. Except as otherwise set forth in the SPAR Disclosure Letter:

                  (a) Each SPAR Marketing Company has secured, and is in compliance in all material respects with, all Environmental Permits (as such term is defined below), with respect to any premises on which its business is operated. Each SPAR Marketing Company is in compliance in all material respects with all applicable Environmental Laws (as hereinafter defined).

                  (b) As used herein: (i) "Environmental Laws" shall mean any and all treaties, laws, regulations, ordinances, enforceable requirements, binding determinations, orders, decrees, judgments, injunctions, permits, approvals, authorizations, licenses or binding agreements issued, promulgated or entered into by any Governmental Entity, relating to the environment, preservation or reclamation of natural resources, or to the management, Release (as defined below) or overtly threatened Release of or exposure to Hazardous Substances (as such term is defined below), including, CERCLA (as such term is defined below), the Resource Conservation and Recovery Act. 42 U.S.C. Section 6901 et seq., the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq., the Clean Air Act, 42 U.S.C. Section 7401 et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et. seq., the Safe Drinking Water Act, 42 U.S.C. Section 300(f) et seq., the Hazardous Materials
Transportation Act, 49 U.S.C. Section 1801 et seq., and any similar or implementing state or local law and all amendments or regulations promulgated thereunder; (ii) "Release" shall mean any spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, emanation or migration of any Hazardous Substance in, into, onto or through the environment (including ambient air, surface water, ground water, soils, land surface, subsurface strata, workplace or structure); (iii) "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C.
Section 9601 et seq.; (iv) "Hazardous Substances" shall mean any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials; and (v) the term "Environmental Permits" means all permits, licenses, approvals or authorizations from any Governmental Entity required under Environmental Laws.

                  (c) No SPAR Marketing Company has: (x) received any written communication from any Governmental Entity that alleges that any SPAR Marketing Company is not in compliance in any material respect with any Environmental Laws or Environmental Permits; (y) entered into or agreed to any court decree or order, and no SPAR Marketing Company is subject to any judgment, decree or order, relating to compliance with any Environmental Law or to investigation or cleanup of a Hazardous Substance under any Environmental Law in any material respect; or (z) received a CERCLA 104(e) information request or has been named a potentially responsible party for any National Priorities List site under CERCLA or any site under analogous state law or received an analogous notice or request from any non-U.S. Governmental Entity, which notice, request or any resulting inquiry or litigation has not been fully and finally resolved without possibility of reopening. No lien, charge, interest or encumbrance has been attached, asserted, or to the knowledge of the SPAR Marketing Companies, overtly threatened to or against any material assets or properties of any SPAR Marketing Company pursuant to any Environmental Law.

                  (d) To the knowledge of the SPAR Marketing Companies: (i) there has been no unlawful treatment, storage, disposal or release by any SPAR Marketing Company or any of its representatives of any Hazardous Substance on any SPAR Premises; (ii) there has been no unlawful treatment, storage, disposal or release of any Hazardous Substance on any SPAR Premises; (iii) there are no aboveground storage tanks located on or underground storage tanks located within any SPAR Premises; (iv) each aboveground storage tank formerly located on or underground storage tank formerly located within any SPAR Premises (if any) have been removed in accordance with all Environmental Laws and no residual contamination from any Hazardous Substance, if any, remains at such sites in excess of applicable standards under Applicable Law; (v) there are no polychlorinated biphenyls ("PCBs") leaking from any article, container or equipment located on or under any SPAR Premises, and there are no such articles, containers or equipment containing leaking PCBs; and (vi) there is no asbestos containing material not contained in a manner reasonably acceptable under Applicable Law in any material respect located on or under any SPAR Premises.

                  Section 3.20. No Illegal Payments. No SPAR Marketing Company and, to the knowledge of the SPAR Marketing Companies, no affiliate, officer, agent or employee of any SPAR Marketing Company, has directly or indirectly on behalf of or with respect to any SPAR Marketing Company during the past five years, (a) made any unlawful domestic or foreign political contributions, (b) made any payment or provided services that were unlawful in any material respect for such Person to make or provide or for the recipient to receive, (c) received any payment or services that were unlawful in any material respect for the payer or the provider of such services to make or provide, or (d) made any payment to any person or entity, or agent or employee thereof, in connection with any SPAR Contract to induce such person or entity to enter into such SPAR Contract that were unlawful in any material respect for the payer to make or provide or the recipient to receive. No SPAR Marketing Company has during the past five years,
(i) had any transactions or payments not recorded in their accounting books and records in accordance with GAAP in any material respect, or (ii) had any off-book bank or cash accounts or "slush funds" related to any SPAR Marketing Company.

                  Section 3.21. Brokers. The SPAR Disclosure Letter lists all investment banking fees, finders' fees, brokers' commissions and similar payments which any SPAR Marketing Company or (to the knowledge of any SPAR Marketing Company) any SPAR Principal has paid or will be obligated to pay in connection with the transactions contemplated by the SPAR Premerger Agreements or this Agreement.

                  Section 3.22. No Misrepresentation by the SPAR Marketing Companies. The representations and warranties of the SPAR Marketing Companies made or contained in this Agreement (whether with respect to any SPAR Marketing Company or otherwise), and the information contained in the SPAR Disclosure Letter and the other certificates, schedules and documents furnished by or on behalf of any SPAR Marketing Company in connection with the transactions contemplated by this Agreement (whether with respect to any SPAR Marketing Company or otherwise), do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein in order to make it, in the light of the circumstances under which made, not misleading.

                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF THE PIA PARTIES

                  Except as otherwise disclosed in that certain letter of even date herewith delivered to the SPAR Parties prior to the execution hereof (which letter shall contain appropriate references and cross references to identify the Sections hereof to which the information in such letter relates) (the "PIA Disclosure Letter"), each PIA Party, jointly and severally, represents and warrants to the SPAR Parties as follows:

                  Section 4.01.    Corporate  Existence.   Except  as  otherwise
disclosed in the PIA Disclosure Letter:

                  (a) Each PIA Party is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation. PIA Delaware has no subsidiaries other than PIA California. The PIA Disclosure
Letter sets forth a complete list of the subsidiaries of PIA California (individually, a "PIA Subsidiary" and collectively, the "PIA Subsidiaries") and the owner of each.

                  (b) Each PIA Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. PIA Delaware, PIA California, and the PIA Subsidiaries are sometimes collectively referred to individually as a "PIA Company" and collectively as the "PIA Companies".

                  (c) Each PIA Company is duly qualified to conduct business and is in good standing as a foreign corporation in each jurisdiction in which the conduct of its business requires it to be so qualified, except where the failure to be so qualified would not have a material adverse effect on the business, operations, properties, assets or financial condition of the PIA Companies taken as a whole (a "PIA Material Adverse Effect").

                  (d) As of the date of this Agreement, except to the extent it is the sole stockholder of another PIA Company, no PIA Company owns, of record or beneficially, or controls, directly or indirectly, any capital stock, any securities convertible into capital stock or any other equity interest in any corporation, association or other business entity or is, directly or indirectly, a participant in any joint venture, partnership or other non-corporate entity.

                  Section 4.02. Authorization and Enforceability. Except as otherwise disclosed in the PIA Disclosure Letter:

                  (a) Each PIA Party has the corporate power , authority and legal right to execute, deliver and perform this Agreement and the other Merger Documents to which it is a party.

                  (b) The execution, delivery and performance of this Agreement and each of the other Merger Documents by each PIA Party (to the extent it is a party thereto) have been duly authorized by all necessary corporate action and no further corporate action on the part of any PIA Party is necessary to authorize this Agreement or any other Merger Document to which it is a party or the performance of the transactions contemplated hereby or thereby; provided however, that the issuance of the shares of PIA Delaware Stock pursuant to
Section 2.01(a) (the "Share Issuance") (i) must be approved by the stockholders of PIA Delaware in accordance with Rule 4310(c)(25) of The Nasdaq Stock Market (the "Nasdaq Rules") and (ii) cannot be effected prior to the approval of the Proposed PIA Certificate of Amendment (as defined in Section 4.03(b) hereof) by the stockholders of PIA Delaware as required by the General Corporation Law of the State of Delaware (the "DGCL").

                  (c) This Agreement has been duly executed and delivered on behalf of each PIA Party and constitutes a legal, valid and binding obligation of each PIA Party, enforceable in accordance with its terms, except as may be limited by the Bankruptcy Exceptions.

                  Section 4.03. Capital Stock of the PIA Parties. Except as otherwise disclosed in the PIA Disclosure Letter:

                  (a) As of the date of this Agreement, the authorized capital stock of PIA Delaware consists of (i) 15,000,000 shares of PIA Delaware Stock, of which 5,478,458 shares are issued and outstanding and fully paid and non assessable, and (ii) 3,000,000 shares of preferred stock, $0.01 par value per share, of which none have been issued or are outstanding. All of the issued and outstanding shares of capital stock of PIA California are owned beneficially and of record by PIA Delaware, all of the issued and outstanding shares of capital stock of each of the PIA Subsidiaries are owned beneficially and of record by PIA California, and all such shares of capital stock are free and clear of all Restrictions and have been validly issued and are fully paid and nonassessable.

                  (b) The Board of Directors of PIA Delaware (the "PIA Delaware Board") (i) has authorized and approved the adoption of an amendment to PIA Delaware's certificate of incorporation in the form annexed hereto as Exhibit E (together with such changes as may be made therein in accordance with the PIA Delaware Board's approval, but subject to the consent of the SPAR Parties, the "Proposed PIA Certificate of Amendment"), which (among other things) provides for an increase in the authorized number of shares of PIA Delaware Stock to 47,000,000 shares, changes the name of PIA Delaware to "SPAR Group, Inc." (or such other name as the Parties may mutually agree prior to the mailing of the PIA Proxy Materials) and deletes Article Tenth containing the prohibition against actions by stockholders without a meeting, and (ii) has directed that the Proposed PIA Certificate of Amendment be submitted to PIA Delaware's stockholders at the PIA Stockholders Meeting (as such term is defined in Section 5.01). Upon the approval of the Proposed PIA Certificate of Amendment by the stockholders of PIA Delaware as required by the DGCL and the filing thereof with the Secretary of State of the State of Delaware, the shares of PIA Delaware Stock to be issued in connection with the Merger will be duly authorized and, when issued as contemplated hereby at and after the Effective Time, will be validly issued, fully paid and nonassessable and free of all Restrictions.

                  (c) The PIA Disclosure Letter sets forth a complete list of all outstanding rights, subscriptions, warrants, calls, convertible securities, unsatisfied preemptive rights, options or other agreements or arrangements of any kind pursuant to which any PIA Company may be required to issue any of its authorized but unissued capital stock. No PIA Company has any obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any outstanding shares of capital stock or to pay any dividend or make any distribution in respect thereto. The PIA Delaware Board has approved the adoption of the PIA Special Purpose Plan, a copy of which is annexed hereto as Exhibit B, pursuant to which the Substitute Options will be issued as provided in Section 2.04 hereof. The PIA Delaware Board has also approved an amendment and restatement of the PIA 1995 Stock Option Plan, a copy of which is annexed hereto as Exhibit F (together with such changes as may be made therein in accordance with the PIA Delaware Board's approval, but subject to the consent of the SPAR Parties, the "Proposed Plan Amendment"), that would (among other things) increase the number of shares of Common Stock issuable upon the exercise of options granted thereunder from 1,300,000 shares to 3,500,000 shares, subject to the consummation of the Merger.

                  Section 4.04. No Violations. Except as otherwise disclosed in the PIA Disclosure Letter:

                  (a) The execution, delivery and performance of this Agreement by the PIA Parties do not and will not violate or result in the breach of any term, condition or provision of, or require the consent of any other person under (i) any existing Applicable Law to which any PIA Company is subject, (ii) any judgment, order, writ, injunction, decree or award of any Governmental Entity that is applicable to any PIA Company (each a "PIA Court Order"), (iii) the charter documents of any PIA Company, or (iv) any PIA Contract, PIA Realty Lease, material PIA

Personalty Lease or other material mortgage, indenture, agreement, contract, commitment, lease, permit, plan, authorization, instrument or document to which any PIA Company is a party, by which any PIA Company has any rights or by which any of the properties or assets of any PIA Company is bound or subject (each a "Material PIA Document").

                  (b) The execution, delivery and performance of this Agreement by each PIA Party (to the extent it is a party thereto) will not be reasonably likely to result in (A) any termination, cancellation or acceleration of any Material PIA Document or (B) termination, modification or other change in any material respect of the existing rights and obligations of any PIA Party under such Material PIA Document.

                  (c) No PIA Company, and to the knowledge of each PIA Party, no other party thereto, is in default in any material respect under any Material PIA Document, and to the knowledge of each PIA Party, no event has occurred that with the giving of notice or lapse of time (or both) would constitute such a default.

                  (d) Other than the filing of a pre-merger notification report under the HSR Act and in connection with or in compliance with the provisions of the Securities Act and the Exchange Act, no authorization, approval or consent of, and no registration or filing with, any Governmental Entity is required in connection with the execution and delivery of this Agreement by any PIA Party and the performance of the transactions contemplated hereunder .

                  Section 4.05. Financial Statements. Except as otherwise disclosed in the PIA Disclosure Letter: PIA Delaware has delivered to the SPAR Parties copies of the consolidated balance sheets of the PIA Companies at December 31, 1998 (the "PIA Balance Sheet Date"), and December 31, 1997, and the related consolidated statements of income, cash flows and changes in stockholder's equity for the fiscal years then ended, together with the report of Deloitte & Touche LLP thereon (the "PIA Financial Statements"). The PIA Financial Statements have been prepared in accordance with GAAP consistently applied throughout the periods involved and fairly present the consolidated financial position and the consolidated results of operations of the PIA Companies as of the dates and for the periods indicated.

                  Section 4.06. Permits. Except as otherwise disclosed in the PIA Disclosure Letter:

                  (a) Each PIA Company owns, holds, possesses or lawfully uses in the operation of its business all governmental franchises, licenses, permits, easements, rights, applications, filings, registrations and other authorizations that are necessary for it to conduct its business as now conducted in all material respects or for the ownership and use of the material assets owned or used by such PIA Company in the conduct of its business (each a "PIA Permit" and collectively the "PIA Permits").

                  (b) Each PIA Permit is valid and in full force and effect and no PIA Permit will be terminated or impaired in any material respect or become terminable as a result of the Merger or any other transaction contemplated by this Agreement.

                  Section 4.07.    Real  and   Personal   Property.   Except  as
otherwise set forth in the PIA Disclosure Letter:

                  (a)  All  buildings,   leasehold   improvements,   structures,
facilities, and fixtures used in any material respect by any PIA Company in the conduct of its business (limited in the case of leased property to the primary demised premises) (each a "PIA Premises") (i) are leased by a PIA Party pursuant to a valid lease (each a "PIA Realty Lease" and collectively the "PIA Realty Leases"), except as may be limited by the Bankruptcy Exceptions, (ii) are in good operating condition and repair (subject to normal wear and tear, replacement, retirement, and maintenance), (iii) are usable in the regular and ordinary course of business, and (iv) used in compliance in all material respects with all Applicable Laws and authorizations relating to their construction (limited to tenant improvements in the case of leased property), use and operation. A list of all PIA Realty Leases is set forth in the PIA Disclosure Letter. No PIA Company owns any real estate.

                  (b) All items of equipment and other tangible property and assets used in any material respect by any PIA Company in the conduct of its business (i) are either (A) owned by a PIA Company, or (B) leased by a PIA
Company pursuant to a valid lease (each a "PIA Personalty Lease" and collectively the "PIA Personalty Leases"), except as may be limited by the Bankruptcy Exceptions, (ii) are in good operating condition and repair (subject to normal wear and tear, replacement, retirement, and maintenance), (iii) are usable in the regular and ordinary course of business, and (iv) comply in all material respects with all Applicable Laws and authorizations relating to their use and operation. A list of all PIA Personalty Leases is set forth in the PIA Disclosure Letter.

                  Section 4.08. Contracts and Commitments. The PIA Disclosure Letter sets forth an accurate, correct and complete list of all material agreements, contracts, commitments, arrangements and understandings, written or oral, including all amendments and supplements thereto, of each PIA Company (the "PIA Contracts"), to which any PIA Company is a party or is bound, or by which any of their respective assets are bound, and which involve any:

(a) agreement, contract, commitment or other legally binding arrangement with any present or former (within the past two years) officer, employee or material consultant involving annual salaries or minimum annual payments of $100,000 or more (excluding normal salesmen's commissions);

(b) agreement, contract, commitment or other legally binding arrangement for the future purchase of, or payment for, supplies or products, or for the performance of services by a third party involving in any one case $100,000 or more (other than those that may be terminated without penalty);

(c) agreement, contract, commitment or other legally binding arrangement to sell or supply products or to perform services involving in any one case $100,000 or more (other than those that may be terminated without penalty);

(d) agreement, contract, commitment or other legally binding arrangement continuing over a period of more than twelve months from the date hereof and requiring more than $100,000 in annual payments by a PIA Company;

(e) sales representative, sales agency or similar agreement, contract, commitment or other legally binding arrangement with any Person not under the employ, control or direction of a PIA Company;

(f) agreement, contract, commitment or other legally binding arrangement containing, a provision to indemnify any person or entity or assume any tax, environmental or other non-ordinary course liability;

(g) agreement, contract, commitment or other legally binding arrangement with any Governmental Entity (other than a PIA Permit);

(h) note, debenture, bond, equipment trust agreement, letter of credit agreement, loan agreement or other contract for the borrowing or lending of money, or any guarantee, pledge or undertaking of or credit support for the indebtedness of any other person by any PIA Company;

(i) agreement, contract, commitment or other legally binding arrangement for any charitable or political contribution;

(j) agreement, contract, commitment or other legally binding arrangement for any capital expenditure or leasehold improvement in excess of $100,000;

(k) agreement, contract, commitment or other legally binding arrangement limiting or restraining: (i) any PIA Company or any successor thereto from engaging in the businesses of the SPAR Parties or PIA Parties post Merger (other than any customer contract not in excess of $100,000 that may contain such a prohibition with respect to the performance of services for the customer's competitors); or (ii) to the knowledge of any PIA Delaware or PIA California, any employee of any PIA Company from engaging in or competing with the businesses of the SPAR Parties or PIA Parties post Merger on behalf of the Parties; or

(l) agreement, contract, commitment or other legally binding arrangement of any PIA Company not made in the ordinary course of business (other than as would have been disclosable in one of the preceding clauses but for the amount or term thereof).

in each case excluding the PIA Realty Leases, the PIA Personalty Leases and this Agreement (which are not intended, and shall not be deemed or construed, to be PIA Contracts). Each of the PIA Contracts is valid and enforceable in all material respects, except as may be limited by the Bankruptcy Exceptions. No PIA Company is nor has ever been a party to any contract with any Governmental Entity subject to retroactive price redetermination or renegotiation.

                  Section 4.09. Insurance. Except as otherwise disclosed in the PIA Disclosure Letter: (a) the assets, properties and operations of each PIA Company are insured under various policies of general liability, workers' compensation and other forms of insurance in amounts which are adequate in the judgment of the PIA Companies in relation to the business and assets of such PIA Company; (b) all such policies are in full force and effect in accordance with their terms, no notice of cancellation has been received and to the knowledge of the PIA Companies with respect to any such policy, and there is no existing default or event that with the giving of notice or lapse of time (or both) would constitute a material default under any such policy; and (c) no PIA Company has been refused any insurance, nor has any Company's coverage been limited, by any insurance carrier to which it has applied for insurance or with which it has carried insurance during the past five years.

                  Section 4.10. Employees. Except as otherwise disclosed in the PIA Disclosure Letter: (a) there have not been in the past five years and, to the knowledge of the PIA Parties, there are not pending, any organized or coordinated labor disputes, work stoppages, requests for representation, pickets or work slow-downs due to labor disagreements; (b) there are and have been no unresolved material violations of any laws of any Governmental Entity respecting the employment of any employees; (c) there is no unfair labor practice, charge or complaint pending, unresolved or, to the knowledge of the PIA Parties, overtly threatened that would be reasonably likely to be brought or filed with the National Labor Relations Board or similar body in any foreign country; (d) the PIA Disclosure Letter describes each collective bargaining agreement which covers any employees of any PIA Company; and (e) each PIA Company has paid or properly accrued in accordance with GAAP in the ordinary course of business all wages and compensation due to employees, including all vacations or vacation pay, holidays or holiday pay, sick days or sick pay, and bonuses.

                  Section 4.11.    Employee  Benefit  Plans  and   Arrangements.
Except as otherwise disclosed in the PIA Disclosure Letter:

                  (a) The PIA Disclosure Letter sets forth a complete and accurate list of each Benefit Plan covering any present or former officers, employees, consultants or directors of any PIA Company (a "PIA Benefit Plan"). ERISA, Benefit Plan, Welfare Plan, Pension Plan and Commonly Controlled Entity are defined in Section 3.11.

                  (b) Each PIA Benefit Plan is in substantial compliance with all reporting, disclosure and other requirements applicable to such PIA Benefit Plan. Each PIA Benefit Plan that is a Pension Plan (a "PIA Pension Plan") and that is intended to be qualified under Section 401(a) of the Code, has been determined by the Internal Revenue Service to be so qualified and, to the knowledge of the PIA Parties, no condition exists or has occurred that would adversely affect any such determination. Neither any PIA Benefit Plan nor any PIA Company, nor to the knowledge of any PIA Company any Commonly Controlled Entity of any PIA Company or any trustee or agent of any PIA Benefit Plan, has been or is presently engaged in any prohibited transactions as defined by
Section 406 of ERISA or Section 4975 of the Code for which an exemption is not applicable which would be reasonably likely to subject any PIA Company to a material amount of tax or penalty imposed by Section 4975 of the Code or Section 502 of ERISA. To the knowledge of the PIA Companies, there is no event or condition existing that would be deemed a "reportable event" (within the meaning of Section 4043 of ERISA) with respect to which the thirty-day notice requirement has not been waived. To the knowledge of the PIA Parties, no condition exists that would be reasonably likely to subject any PIA Company to a material amount of penalty under Section 4071 of ERISA.

                  (c) Neither any PIA Company nor any Commonly Controlled Entity of any PIA Company is or has ever been party to any "'multi-employer plan," as that term is defined in Section 3(37) of ERISA. True and correct copies of (i) the most recent annual report (Form 5500 series) and any attached schedules for each PIA Benefit Plan (if any such report was required by applicable law), (ii) the most recent summary plan description for each PIA Benefit Plan and (iii) the most recent determination letter issued by the Internal Revenue Service for each PIA Pension Plan have been provided to the SPAR Parties.

                  (d) With respect to each PIA Benefit Plan, there are no actions, suits or claims (other than routine claims for benefits in the ordinary course or relating to qualified domestic relations orders within the meaning of
Section 414(p) of the Code) pending or, to the knowledge of the PIA Parties, overtly threatened against any PIA Benefit Plan, any PIA Company, any Commonly Controlled Entity of any PIA Company or any trustee or agent of any PIA Benefit Plan, nor to the knowledge of the PIA Parties is there any reasonable basis for such claims.

                  (e) With respect to each PIA Benefit Plan to which any PIA Company or any Commonly Controlled Entity of any PIA Company is a party which constitutes a group health plan subject to Section 4980B of the Code, each such PIA Benefit Plan substantially complies, and in each case has substantially complied, with all applicable requirements of Section 4980B of the Code. There is no outstanding material liability (except for premiums that have not become overdue) or other accrued but unpaid obligations under Title IV of ERISA with respect to any PIA Pension Plan and no condition exists that would be reasonably expected to result in any PIA Company incurring a material liability under Title IV of ERISA, either directly or with respect to any Commonly Controlled Entity of any PIA Company. All premiums payable to the PBGC have been paid when due. Neither the PBGC nor any PIA Company nor any Commonly Controlled Entity of any PIA Company has instituted proceedings to terminate any PIA Pension Plan that is subject to Title IV of ERISA and the PBGC has not informed any PIA Company of its intent to institute proceedings to terminate any such plan. Full payment has been made of all amounts that any PIA Company or any Commonly Controlled Entity of any PIA Company was required to have paid as a contribution to any PIA Pension Plan that is subject to Title IV of ERISA (with applicability determined as of the last day of the most recent fiscal year of each of the PIA Pension Plans ended prior to the date of this Agreement), and none of any PIA Pension Plans has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each such PIA Pension Plan ended prior to the date of this Agreement.

                  (f) To the knowledge of the PIA Parties, the actuarial assumptions utilized, where appropriate, in connection with determining the funding of each PIA Pension Plan that is a defined benefit pension plan (as set forth in the actuarial report for such PIA Pension Plan) are reasonable. Copies of the most recent actuarial reports have been furnished to the SPAR Parties. Based on such actuarial assumptions, as of the PIA Balance Sheet Date, the fair market value of the assets or properties held under each such PIA Pension Plan exceeds the actuarially determined present value of all accrued benefits of such PIA Pension Plan (whether or not vested) determined on an ongoing basis. Each PIA Benefit Plan is, and its administration is and at all times has been in substantial compliance with, and no PIA Company has received any claim or notice that any such PIA Benefit Plan is not in substantial compliance with, its terms and all Applicable Laws, including without limitation, to the extent applicable, the requirements of ERISA and the Code. No PIA Company and no Commonly Controlled Entity of any PIA Company is in default in any material respect in performing any of its contractual obligations under any PIA Benefit Plan or any related trust agreement or insurance contract. There are no material outstanding liabilities of any PIA Benefit Plan other than liabilities for benefits to be paid to participants in such PIA Benefit Plan and their beneficiaries in accordance with the terms of such PIA Benefit Plan. Each PIA Benefit Plan may be amended or modified or terminated by the applicable PIA Company or a Commonly Controlled Entity of a PIA Company at any time without liability except under any defined pension benefit plan. No PIA Benefit Plan other than a PIA Pension Plan, retiree medical plan or severance plan provides benefits to any individual after termination of employment.

                  (g) The consummation of the transactions contemplated by this Agreement will not (A) entitle any employee of any PIA Company to severance pay, unemployment compensation or any other payment or benefit; (B) accelerate the time of payment or vesting, or increase the amount of compensation due to any such employee; (C) result in any liability under Title IV of ERISA; (D) result in any prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available; or (E) result (either alone or in conjunction with any other event) in the payment or series of payments by any PIA Company or any of its affiliates to any person of an "excess parachute payment" within the meaning of Section 280G of the Code.

                  (h) With respect to each PIA Benefit Plan that is funded wholly or partially through an insurance policy, all material amounts of premiums required to have been paid to date under the insurance policy have been paid, all material amounts of premiums required to be paid under the insurance policy through the Closing Date will have been paid on or before the Closing Date and, as of the Closing Date, there will be no material amount of liability of any PIA Company or any Commonly Controlled Entity of any PIA Company under any insurance policy or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the Closing Date.

                  (i) Each PIA Benefit Plan that constitutes a "welfare benefit plan," within the meaning of Section 3(i) of ERISA, for which contributions are claimed by any PIA Company or any Commonly Controlled Entity of any PIA Company as deductions under any provision of the Code, is in material compliance with all applicable requirements pertaining to such deduction. With respect to any welfare benefit fund (within the meaning of Section 419 of the Code) related to a welfare benefit plan, there is no disqualified benefit (within the meaning of Section 4976(b) of the Code) that would result in the imposition of a tax under
Section 4976(a) of the Code. All welfare benefit funds intended to be exempt from tax under Section 501(a) of the Code have been determined by the

Internal Revenue Service to be so exempt and no event or condition exists or has occurred which would adversely affect any such determination. No PIA Company has any Benefit Plan outside of the United States.

                  (j) No PIA Company has any Benefit Plan outside of the United States.

                  (k) All persons classified by any PIA Company as independent contractors or leased employees within the meaning of Section 414(n) of the Code ("PIA Leased Employees") satisfy and have at all times satisfied the requirements of applicable law to be so classified. Each PIA Company has fully and accurately reported their compensation on IRS Forms 1099 when required to do so. No PIA Company has any obligation to provide benefits with respect to such independent contractors or PIA Leased Employees under any PIA Benefit Plan or otherwise.

                  Section 4.12. Compliance with Law. Except as otherwise disclosed in the PIA Disclosure Letter, each PIA Company has complied in all material respects with each, and is not in violation in any material respect of, any Applicable Law to which such PIA Company's business, operations, assets or properties are subject.

                  Section 4.13. Transactions With Affiliates. Except as otherwise disclosed in the PIA Disclosure Letter, no stockholder and no director, officer or employee of any PIA Company, or any member of his or her immediate family or any other of its, his or her affiliates, owns or has a 5% or more ownership interest in any material business, corporation or other entity that is or was during the last three years a party to, or in any property which is or was during the last three years the subject of, any contract, agreement, commitment or legally binding arrangement with such PIA Company; and (b) the PIA Disclosure Letter includes a complete list as of the date hereof of all material amounts owed by any PIA Company to any PIA officer, director (other than salary and expense reimbursements in the normal course) or affiliate or owed to any PIA Company by any PIA officer, director or affiliate.

                  Section 4.14. Litigation. Except as otherwise disclosed in the
PIA Disclosure Letter: (a) no litigation, including any arbitration, investigation or other proceeding of or before any Governmental Entity is pending (or to the knowledge of the PIA Parties) overtly threatened against any PIA Company, other than litigation that (i) is not reasonably likely to be adversely determined or (ii) if reasonably likely to be adversely determined, would not be reasonably likely to have, individually or in the aggregate with other such litigation, a PIA Material Adverse Effect; and (b) no PIA Company is a party to or subject to the provisions of any PIA Court Order.

                  Section 4.15. Taxes. Except as otherwise disclosed in the PIA Disclosure Letter:

                  (a) All federal, state, local and foreign tax returns, reports, statements and other similar filings required to be filed by any PIA Company (the "PIA Tax Returns") with respect to any Taxes have been timely filed with the appropriate governmental agencies in all jurisdictions in which such PIA Tax Returns are required to be filed, and all such PIA Tax Returns are true, complete and correct in all material respects and properly reflect the liabilities of the PIA Companies for Taxes for the periods, property or events covered thereby.

                  (b) All Taxes, including (without limitation) those called for by the PIA Tax Returns, required to be paid or withheld by any PIA Company and any deficiency assessments, penalties and interest for which a notice of assessment has been received (other than as may have been settled and paid in full in accordance therewith) and other than those being contested, if any, as set forth in the PIA Disclosure Letter, have been timely paid or withheld.


                  (c) The accruals for Taxes contained in the PIA Financial Statements for the Tax liabilities of the PIA Companies have been made in accordance with GAAP as of that date and include adequate provision under GAAP for all deferred Taxes (other than necessary increments due to the passage of time).

                  (d) No PIA Company is or has at any time ever been a party to a Tax sharing, Tax indemnity or Tax allocation agreement, and no PIA Company has assumed any Tax liability of any other person or entity under contract. No PIA Company has received any notice of assessment or proposed assessment in connection with any PIA Tax Returns other than as may have been settled and paid in full in accordance therewith, and there are no pending tax examinations of or material tax claims asserted against any PIA Company or any of its assets or properties. No PIA Company has extended or waived the application of, any statute of limitations of any jurisdiction regarding the assessment or collection of any Taxes. There are now (and as of immediately, following the Effective Time there will be no liens (other than any lien for Taxes not yet overdue and payable) on any of the assets or properties of any PIA Company relating, to or attributable to Taxes. To the knowledge of the PIA Parties, there is no reasonable basis for the assertion of any claim relating to or attributable to Taxes that, if adversely determined, would result in any lien on the assets of any PIA Company or otherwise have a PIA Material Adverse Effect.

                  (e) None of the PIA Companies has any knowledge of any reasonable basis for any additional assessment of any Taxes for any period ending on or before the Closing Date (other than increased Taxes based upon increased business units, business sites, payroll, profits or other taxable attribute relating to an expanding enterprise prior to the Closing Date). All Tax payments related to employees, including income tax withholding, FICA, FUTA, unemployment and worker's compensation, required to be made by the PIA Companies have been fully and properly paid, withheld, accrued or recorded.

                  Section 4.16.    Intellectual  Property  Matters.   Except  as
otherwise disclosed in the PIA Disclosure Letter:

                  (a) The PIA Disclosure Letter sets forth all patents, trademarks, trade names, service marks, copyrights, software, material trade secrets or material know-how owned or used in any material respect by any PIA Company in the conduct of its business (the "PIA Intellectual Property"), excluding, however, all Commercial Software, which Commercial Software need not be set forth on such schedule. All of the PIA Intellectual Property is owned by or licensed to one of the PIA Companies free and clear of any liens (except insofar as a license or the restrictions thereunder may constitute a lien).

                  (b) There are no ongoing royalty, commission or similar arrangements, and no licenses, sublicenses or agreements, from any PIA Company as licensor, pertaining to the current use of the PIA Intellectual Property, except as may be applicable under the Commercial Software.

                  (c) No PIA Company infringes upon or unlawfully or wrongfully uses any patent, trademark, trade name, service mark, copyright or trade secret owned or claimed by any other person or entity. No action, suit, proceeding or investigation has been instituted or, to the knowledge of the PIA Parties, overtly threatened relating to any, patent, trademark, trade name, service mark, copyright or trade secret formerly or currently used by any PIA Company. None of the PIA Intellectual Property is subject to any outstanding order, decree or judgment. No PIA Company has agreed to indemnify any person or entity for or against any infringement of or by the PIA Intellectual Property. No present or former employee of any PIA Company and no other person or entity owns or has any proprietary, financial or other interest, direct or indirect, in whole or in part, in any patent, trademark, trade name, service mark or copyright, or in any application therefor, or in any trade secret, which any PIA Company owns, possesses or uses in its operations as now or heretofore conducted.

                  (d) All PIA Intellectual Property in the form of computer software that is utilized by any PIA Company in the operation of its business is capable of processing date data between and within the twentieth and twenty-first centuries or can be rendered capable of processing such data prior to the date necessary to avoid disruption of its business by utilizing the employees of one or more of the PIA Companies in the normal course of business and by expenditure of not more than $100,000 in excess of the cost of software purchased for reasons other than the failure of existing software to be capable of such processing.

                  Section 4.17.    Existing   Condition.   Except  as  otherwise
disclosed in the PIA Disclosure Letter, since the PIA Balance Sheet Date, no PIA Company has:

(a) incurred any liabilities, other than liabilities incurred in the ordinary course of business consistent with past practice;

(b) discharged or satisfied any lien or encumbrance or paid any liabilities, other than in the ordinary course of business consistent with past practice, or failed to pay or discharge when due any liabilities, other than in the ordinary course of business consistent with past practice, or where the obligation is being contested in good faith, and the failure to pay or discharge has not caused and would not be reasonably likely to cause any PIA Material Adverse Effect;

(c) sold, encumbered, assigned or transferred any assets, properties or rights or any interest therein, or made any agreement or commitment or granted any option or right with, of or to any person to acquire any assets, properties or rights of any PIA Company or any interest therein, except for sales and dispositions in the ordinary course of business consistent with past practice and except for the transactions contemplated under this Agreement;

(d) created, incurred, assumed or guaranteed any indebtedness for money borrowed, or mortgaged, pledged or subjected any of its assets to any mortgage, lien, pledge, security interest, conditional sales contract or other encumbrance of any nature whatsoever other than in the ordinary course of business (including, without limitation, future advances and floating liens under existing or replacement credit facilities);

(e) made or suffered any early cancellation or termination of any Material PIA Document (other than in the ordinary course of business with a vendor to a PIA Company); or amended, modified or waived any substantial debts or claims held by it under any Material PIA Document other than in the ordinary course of business;

(f) declared, set aside or paid any dividend or made or agreed to make any other distribution or payment in respect of its capital shares or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or acquire any shares of its capital stock or its other ownership interests;

(g) suffered any damage, destruction or loss that has had or will have (i) a PIA Material Adverse Effect, or (ii) a replacement cost individually or in the aggregate at more than $100,000;

(h) suffered any repeated, recurring or prolonged shortage, cessation or interruption of supplies or utility or other services required to conduct its business and operations;

(i) suffered any material adverse change in the business, operations, properties, assets or financial condition of the PIA Parties taken as a whole;

(j) received notice or had knowledge of any actual or overtly threatened organized or coordinated labor trouble, strike or other similar occurrence, event or condition of any similar character that has had or would be reasonably likely to have a PIA Material Adverse Effect;

(k) increased the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its employees or made any increase in, or any addition to, other benefits to which any of its employees are entitled (in each case other than increases in salaries or other compensation in the ordinary course of business consistent with past practice and that in the aggregate have not resulted in a PIA Material Adverse Effect);

(l) changed any of the accounting principles followed by it or the methods of applying such principles;

(m) except as contemplated by this Agreement, entered into any transaction other than in the ordinary course of business consistent with past practice;

(n) except as contemplated by this Agreement, changed its authorized capital or its securities outstanding or otherwise changed its ownership interests, or granted any options, warrants, calls, conversion rights or commitments with respect to any of its capital stock or other ownership interests; or

(o)      agreed to take any of the actions referred to above.

                  Section 4.18. Books of Account. Except as otherwise disclosed in the PIA Disclosure Letter: (a) the books, records and accounts of each PIA Company accurately and fairly reflect, in reasonable detail, the transactions and the assets and liabilities of such PIA Company; and (b) no PIA Company has engaged in any transaction, maintained any bank account or used any of the funds of such PIA Company except for transactions, bank accounts and funds that have been and are reflected in the normally maintained books and records of the business.

                  Section 4.19. Environmental Matters. Except as otherwise disclosed in the PIA Disclosure Letter:

                  (a) Each PIA Company has secured, and is in compliance in all material respects with, all Environmental Permits, with respect to any premises on which its business is operated. Each PIA Company is in compliance in all material respects with all applicable Environmental Laws.

                  (b) No PIA Party has (x) received any written communication from any Governmental Entity that alleges that any PIA Company is not in compliance in any material respect with any Environmental Laws or Environmental Permits; (y) entered into or agreed to any court decree or order, and no PIA Company is subject to any judgment, decree or order, relating to compliance with any Environmental Law or to investigation or cleanup of a Hazardous Substance under any Environmental Law in any material respect; (z) received a CERCLA 104(e) information request or has been named a potentially responsible party for any National Priorities List site under CERCLA or any site under analogous state law or received an analogous notice or request from any non-U.S. Governmental Entity, which notice, request or any resulting inquiry or litigation has not been fully and finally resolved without possibility of reopening. No lien, charge, interest or encumbrance has been attached, asserted, or to the knowledge of the PIA Parties, overtly threatened to or against any assets or properties of any PIA Company pursuant to any Environmental Law.

                  (c) To the knowledge of the PIA Companies: (i) there has been no unlawful treatment, storage, disposal or release of any Hazardous Substance on any PIA Premises; (ii) there has been no unlawful treatment, storage, disposal or release of any Hazardous Substance on any PIA Premises; (iii) there are no aboveground storage tanks located on or underground storage tanks located within any PIA Premises; (iv) each aboveground storage tank formerly located on or underground storage tank formerly located within any PIA Premises (if any) have been removed in accordance with all Environmental Laws and no residual contamination from any Hazardous Substance, if any, remains at such sites in excess of applicable standards under Applicable Law; (v) there are no PCBs leaking from any article, container or equipment located on or under any PIA Premises and there are no such articles, containers or equipment containing leaking PCBs; and (vi) there is no asbestos containing material not contained in a manner reasonably acceptable under Applicable Law in any material respect located on or under any PIA Premises.

                  Section 4.20. No Illegal Payments. Except as otherwise disclosed in the PIA Disclosure Letter: (a) no PIA Company and, to the knowledge of the PIA Parties, no affiliate, officer, agent or employee of any PIA Company, has directly or indirectly on behalf of or with respect to any PIA Company during the past five years, (i) made any unlawful domestic or foreign political contributions, (ii) made any payment or provided services that were unlawful in any material respect for such Person to make or provide or for the recipient to receive, (iii) received any payment or services that were unlawful in any material respect for the payer to make or provide, or (iv) made any payment to any person or entity, or agent or employee thereof, in connection with any PIA Contract to induce such person or entity to enter into such PIA Contract that were unlawful in any material respect for the payer to make or provide or the recipient to receive; and (b) no PIA Company has during the past five years (i) had any transactions or payments not recorded in their accounting books and records in accordance with GAAP , or (ii) had any off-book bank or cash accounts or "slush funds" related to any PIA Company.

                  Section 4.21. Brokers. The PIA Disclosure Letter lists all investment banking fees, finders' fees, brokers' commissions and similar payments which any PIA Company has paid or will be obligated to pay in connection with the transactions contemplated by this Agreement.

                  Section 4.22. SEC Filings. PIA Delaware has delivered to the SPAR Parties true and complete copies of (i) PIA Delaware's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (the "PIA 10-K") as filed with the Securities and Exchange Commission (the "Commission"), (ii) PIA's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and October 2, 1998, and (iii) PIA's proxy statement relating to the annual meeting of its stockholders held on May 12, 1998 (collectively, the "PIA SEC Filings"). As of the respective times such documents were filed or, as applicable, became effective, the PIA SEC Filings did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  Section 4.23. No Misrepresentation by the PIA Parties. The representations and warranties of the PIA Parties made or contained in this Agreement (whether with respect to any PIA Company or otherwise), and the information contained in the PIA Disclosure Letter and the other certificates, schedules and documents furnished by or on behalf of any PIA Party in connection with the transactions contemplated by this Agreement (whether with respect to any PIA Company or otherwise), do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein in order to make it, in the light of the circumstances under which made, not misleading.

                  Section 4.24. Board Action; Opinion of Financial Advisor. The PIA Delaware Board has unanimously determined that the transactions contemplated by this Agreement are fair to and in the best interests of PIA Delaware's stockholders and has resolved to recommend in the PIA Proxy Statement the approval by PIA Delaware's stockholders of (i) the Share Issuance, (ii) the Proposed PIA Certificate of Amendment, and (iii) the Proposed Plan Amendment. PIA Delaware has received the opinion of ING Baring Furman Selz LLC, dated the date of this Agreement, substantially to the effect that the Exchange Ratio is fair to PIA Delaware and its stockholders from a financial point of view.

                                    ARTICLE V

                                    COVENANTS

                  Section 5.01. PIA Proxy Statement; Stockholders Meeting. As promptly as practicable after the execution of this Agreement, but in no event later than April 8, 1999, PIA Delaware will file with the Commission preliminary proxy materials ("Preliminary Proxy Materials") relating to the solicitation of proxies for a special meeting of PIA Delaware's stockholders (the "PIA Stockholders Meeting") seeking (among other things) stockholder approval of the Share Issuance, the Proposed PIA Certificate of Amendment and the Proposed Plan Amendment. PIA Delaware shall respond promptly to any comments made by the Commission with respect to such preliminary proxy materials and cause a definitive proxy statement (the "PIA Proxy Statement") and proxy to be mailed to its stockholders at the earliest practicable time calling for the PIA Stockholders Meeting at the earliest practicable time. PIA Delaware shall submit the Share Issuance, the Proposed PIA Certificate of Amendment and the Proposed Plan Amendment to its stockholders for approval at the PIA Stockholders Meeting. The PIA Delaware Board shall recommend in the PIA Proxy Statement the approval of (i) the Share Issuance, (ii) the Proposed PIA Certificate of Amendment, and
(iii) the Proposed Plan Amendment by its stockholders. Each SPAR Party and each SPAR Principal will cooperate in the preparation of the PIA Proxy Statement and shall provide PIA Delaware with all information reasonably requested by PIA Delaware for inclusion in the PIA Proxy Statement. The PIA Parties and the SPAR Parties shall use their reasonable best efforts to ensure that the PIA Proxy Statement is not false or misleading with respect to any material fact, and does not omit to state any material fact necessary in order to make the statements therein not misleading. If, at any time prior to the date of the PIA Stockholders Meeting, any event relating to any PIA Company is discovered by any PIA Party that should be set forth in a supplement to the PIA Proxy Statement, such PIA Party will promptly inform the SPAR Parties, and such amendment or supplement shall be promptly filed with the Commission and disseminated to the stockholders of PIA Delaware, to the extent required by applicable law. If, at any time prior to the date of the PIA Stockholders Meeting, any event relating to any SPAR Party is discovered by any SPAR Party that should be set forth in a supplement to the PIA Proxy Statement, such SPAR Party will promptly inform PIA, and such amendment or supplement shall be promptly filed with the Commission and disseminated to the stockholders of PIA Delaware, to the extent required by applicable law.

                  Section 5.02. Conduct Prior to the Closing Date. (a) Except as otherwise contemplated in the SPAR Disclosure Letter, from and after the date of this Agreement through the Closing Date, each SPAR Party shall, and shall cause each other SPAR Party to, and each PIA Party shall, and shall cause each other PIA Company to, use their respective reasonable best efforts to: (i) conduct their respective businesses in the ordinary course and consistent in all material respects with past practice; (ii) maintain and service their respective properties and assets in order to preserve their value and usefulness in the conduct of their respective business consistent with past practice and commercially reasonable standards; (iii) keep available the services of their current employees and agents and maintain their relations and goodwill with suppliers, customers, distributors and any others with whom or with which they have business relations; (iv) comply in all material respects with all laws, ordinances, rules, regulations and orders; and (v) cause all of the conditions to the consummation of the transactions contemplated by this Agreement to be satisfied on or prior to the Closing Date.

                  (b) Without limiting the generality of subsection (a) of this Section, no PIA Party and no SPAR Party shall, without the prior written consent of SAI in the case of any proposed action by a PIA Party, or PIA Delaware in the case of any proposed action by a SPAR Party: (A) enter into any agreement or other legally binding arrangement with respect to the acquisition or proposed acquisition of any other corporation, business or entity, whether by means of an asset purchase, stock purchase, merger or otherwise; (B) except as expressly contemplated by this Agreement or upon the exercise of stock options outstanding on the date hereof, issue or agree to issue, any shares of, or rights of any kind to acquire any shares of its capital stock; (C) increase the compensation payable or to become payable to any officer or director except in accordance with employment agreements or benefit plans in effect on the date hereof and except for increases consistent with past practice; (D) adopt or enter into any bonus, profit sharing, pension, retirement, deferred compensation, employment or other payment or employee compensation plan, agreement or arrangement except for individual employment agreements and arrangements in the ordinary course of business consistent with past practice;
(E) make any loan or advance to, or enter into any non-employment contract, lease or commitment with, any officer or director; (F) assume, guarantee, endorse or otherwise become responsible for any material obligations of any other individual, firm or corporation or make any material loans or advances to any individual, firm or corporation (other than pursuant to existing agreements disclosed to the other hereunder); (G) modify or amend in any material respect or take any action to voluntarily terminate any material contract (including, without limitation, in the case of the SPAR Parties, any amendment to any agreement related to the MCI Acquisition) or any amendment to the Field Service Agreement; (H) waive, release, grant or transfer any rights of material value except (i) in the ordinary course of business or (ii) for transfers of capital stock by the SPAR Principals to each spouse, child, sibling, lineal descendant or ancestor whether by blood, marriage or adoption, or anyone related by blood, marriage or adoption to such individual, each trust, foundation, partnership, limited liability company or other entity organized for gift or estate planning or other similar purposes, in each case created principally for the benefit of one or more of the foregoing persons, and each custodian or guardian of any property of one or more of the foregoing persons in his capacity as such custodian or guardian (the "Family Members"), or (iii) as contemplated under the Reorganization Agreement or this Agreement; (I) transfer, lease, license, sell, mortgage, pledge, dispose of or encumber any material assets other than in the ordinary course of business and consistent with past practice; (J) take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures, except for changes required by GAAP; (K) settle or compromise any material federal, state, local or foreign income tax proceeding or audit with respect to such Party; or (L) enter into an agreement to do any of the foregoing.

                  Section 5.03. Consummation of the SPAR Reorganization Transactions; SPAR Principal Action. The SPAR Parties shall cause the SPAR Reorganization Transaction to be consummated no later than the Effective Time, in accordance with the terms and provisions of the SPAR Reorganization Agreement and shall cause the SPAR Principals to execute such written consents prior to the mailing of the PIA Proxy Statement as shall be necessary to approve the SPAR Reorganization Transactions and the Merger (the "SPAR Stockholder Action").

                  Section 5.04. Access. Each Party (and in the case of the PIA Parties, each PIA Company) shall give the other Party's officers, employees, counsel, accountants and other representatives free and full access to and the right to audit and inspect, during normal business hours with reasonable advance notice, all of the premises, properties, assets, records, contracts and other documents relating to such Party or company and shall permit them to consult with the officers, employees, accountants, counsel and agents of such Party or company for the purpose of making such investigation as the other Party shall desire to make; provided, however, that such investigation shall not unreasonably interfere with any Party's or company's business operations. Each Party (and in the case of the PIA Parties, each PIA Company) shall furnish to the other Party all such documents and copies of documents and records and information with respect to the affairs of such Party or company and copies of any working papers relating thereto as shall from time to time reasonably request. No information or knowledge obtained in any investigation by any Party or any of its representatives or affiliates pursuant to this Section or otherwise shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the parties to consummate the Merger.

                  Section 5.05.  Negotiations.  Except in the furtherance of the transactions contemplated hereby, prior to the Closing Date, no PIA Party shall or shall direct and cause its respective directors, officers, employees, representatives or agents to, directly or indirectly, initiate, solicit or encourage any inquiries or the making or implementation of any proposal or offer, with respect to any merger, acquisition, consolidation, share exchange, business combination or other transaction involving, or which would result in,
(A) the acquisition of a majority of the outstanding equity securities of any PIA Company, (B) the issuance by any PIA Company, in a single transaction or a series of related transactions, of equity securities which would represent upon issuance a majority of the outstanding equity securities of PIA Party, or (C) the acquisition of a majority of the consolidated assets of any PIA Company (any such proposal or offer being hereinafter referred to as an"Acquisition Proposal"), or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person or entity relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; provided, however, that nothing contained in this Section shall prohibit the PIA Delaware Board from exercising their respective fiduciary duties by (i) to the extent applicable, complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal, or (ii) furnishing information to or entering into discussions or negotiations with any person or entity that makes an unsolicited bona fide Acquisition Proposal.

                  Section 5.06. Press Releases and Other Communications. Except to the extent required by law or by any listing agreement with the Nasdaq Stock Market, no Party shall issue any press release or otherwise making any public statement with respect to any of the transactions contemplated hereby without prior consultation with the other Parties.

                  Section 5.07. Third Party Approvals. Prior to the Closing, Date, each Party shall use its best efforts to satisfy any requirement for notice and approval of the transactions contemplated by this Agreement under all SPAR Material Documents and all PIA Material Documents.

                  Section 5.08. Notice to Bargaining Agents. Prior to the Closing Date, each Party shall satisfy any requirement for notice of the transactions contemplated by this Agreement under any applicable collective bargaining agreement.

                  Section 5.09.   Notification of Certain Matters.

                  (a) Each Party shall give prompt notice to each other Party of
(i) the occurrence or non-occurrence of any event known to such Party which would be likely to cause any representation or warranty of such Party contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Closing Date, and (ii) any failure of such Party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such Party hereunder in any material respect.

                  (b) Each Party shall have the continuing obligation until the Closing Date to supplement or amend promptly its Disclosure Letter delivered to the other Party group with respect to any matter hereafter arising or discovered that, if existing or known at the date of this Agreement, would have been required to have been set forth or described in such Disclosure Letter (in each case, "Amended Disclosure") in order that the corresponding representation or warranty would not have been untrue in any material respect, which may include supplemental disclosure to a representation or warranty with respect to which no disclosure was made previously. Any Amended Disclosure that would constitute a failure to satisfy the condition precedent set forth in Section 6.02(a), (b) or
(c) or in Section 6.03(a), (b) or (c) shall not be effective unless consented to in the sole discretion of the other Party group (i.e., by SPAR in the case of a failure to satisfy Section 6.02(a), (b) or (c) and by PIA Delaware in the case of a failure to satisfy Section 6.03(a), (b) or (c)). To the extent such consent is obtained, or to the extent the condition precedent is waived on the Closing Date, the Amended Disclosure shall be deemed effective.

                  Section 5.10. Closing Net Worth. The SPAR Parties shall use their reasonable best efforts to ensure that the Closing Net Worth (as such term is defined in Section 7.01) is not less than the Target Amount (as such term is defined in Section 7.01(b) hereof).

                  Section 5.11. Post Merger Indemnification of Officers and Directors by Parties.

                  (a) For a period of six years following the Closing Date, no PIA Party will (or will permit any other PIA Company to) and no SPAR Party will, amend, repeal or limit in any way the provisions limiting the personal liability of any present or former director, officer, employee or agent (and their respective heirs and assigns) of any PIA Company or any SPAR Party (the "Indemnified Parties"), as set forth in the certificate of incorporation or by-laws or such company or party as of the date of this Agreement. In addition, for a period of six years following the Closing Date, the PIA Parties shall, and shall cause each of the other PIA Companies to, indemnify, to the fullest extent permitted by applicable law, (i) the directors of each PIA Company as of the date of this Agreement, (ii) any persons who served as directors of any PIA
Company prior to the date of this Agreement, (iii) all officers holding the title of Senior Vice President or any higher office with any PIA Company as of the date of this Agreement, in each case from and against any and all amounts for which an employee may be indemnified under the corporate laws of its state of incorporation. Without limiting the generality of the foregoing, costs and expenses (including reasonable attorney's fees and expenses) incurred by such indemnified person shall be advanced to or on behalf such indemnified person (in advance of any final disposition of such matter) if such indemnified person (A) agrees in writing with the indemnitor to repay all such advances in the event that it is ultimately determined that he or she is not entitled to such indemnification hereunder or under applicable law, and (B) furnishes reasonable documentation with respect to such amounts.

                  (b) This Section is expressly intended to benefit each of the Indemnified Parties (each of whom shall be entitled to enforce the provisions of this Section).

                  (c) For a period of six years following the Closing Date, the PIA Parties and the SPAR Parties shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained as of the Closing Date (or substitute policies with reputable and financially sound carriers of at least the same coverage and amounts containing terms and conditions which are not materially less advantageous in the aggregate) with respect to claims arising from or related to facts or events which occurred at or prior to the Effective Time; provided, however, that no Party shall be obligated to make annual premium payments for such insurance to the extent such premiums exceed 150% of the annual premiums paid by such Party as of the date hereof for such insurance (such 150% amount, the "Maximum Premium"). If such insurance coverage cannot be obtained at all, or can only be obtained at an annual premium in excess of the Maximum Premium, such Party shall maintain the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to the Maximum Premium.

                  Section 5.12. Further Assurances. The SPAR Parties shall at any time after the Effective Time, upon request, take such further action and execute such further agreements as may be necessary, desirable or proper to give effect to the intentions of the parties as set forth in Section 6.03(g), (h),
(i), (j), and (k).

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

                  Section 6.01. Conditions to Each Party's Obligations. The respective obligations of each Party hereunder are subject to the satisfaction (or to the extent permitted by law, the waiver) at or prior to the Closing Date of the following conditions:

                  (a) Stockholder Approvals. (i) The Proposed PIA Certificate of Amendment shall have been approved at the PIA Stockholders Meeting by the vote of a majority of the outstanding shares of PIA Delaware Stock as required by
Section 242 of the DGCL and the Share Issuance shall have been approved at the PIA Stockholder Meeting by the vote of a majority of the total votes cast with respect thereto.

                  (ii) The Proposed Agreement and Plan Merger shall have been approved by the vote of a majority of the outstanding shares of PIA Acquisition as required by Section 92A.120 of the NGCL, and PIA Delaware (as the sole shareholder of PIA Acquisition) hereby covenants and agrees that it will vote in favor thereof.

                  (iii) The Proposed Agreement and Plan Merger shall have been approved pursuant to the SPAR Principals Action by the vote of a majority of the outstanding shares of SAI Stock as required by Section 92A.120 of the NGCL.

                  (b) Filing of the PIA Restated Certificate. The Proposed PIA Certificate of Amendment shall have been duly filed with the Secretary of State of the State of Delaware and become effective.

                  (c) HSR. Any waiting period applicable to the Merger under the HSR Act shall have expired or been terminated.

                  (d) Nasdaq Approval. The shares of PIA Delaware Stock issuable in connection with the Merger as contemplated by this Agreement shall have been authorized for listing on the Nasdaq Stock Market, upon official notice of issuance, and the existing shares of PIA Delaware Stock shall continue to be traded on such market.

                  (e) No Injunctions. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, injunction or other order (whether temporary, preliminary or permanent) which is in effect and has the effect of making illegal or otherwise prohibiting the consummation of the transactions contemplated by this Agreement.

                  (f) SPAR Intellectual Property. (i) SMF, SMS and SIT shall have entered into the Business Manager Agreement.

                  (ii) STM shall have received the assignment of the SPAR trademark registrations in the United States and Canada.

                  (iii) STM shall have executed the SPAR Trademark Licenses with the SMS and SIT.

                  (g) Indemnity Agreement and Indemnity Escrow Agreement. The PIA Parties and the SPAR Parties shall have executed and delivered the Limited Indemnification Agreement with the SPAR Principals in substantially in the form annexed hereto as Exhibit G with respect to the SMS tax litigation and ADVO matters (the "Limited Indemnification Agreement"); and the Surviving Corporation, the PIA Parties, the SPAR Marketing Companies and Parker Chapin Flattau & Klimpl, LLP (the "Indemnity Escrow Agent"), shall have executed and delivered to the SPAR Principals the Indemnity Escrow Agreement substantially in the form annexed hereto as Exhibit H (the "Indemnity Escrow Agreement").

                  Section 6.02. Conditions Precedent to the Obligations of the SPAR Parties. The obligations of the SPAR Parties hereunder are subject to the satisfaction (or waiver) on or prior to the Closing Date of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of the PIA Parties contained in this Agreement (other than as contained in Section 4.17(i) hereof, which is addressed by Section 6.02(c), below) shall be accurate in all material respects as of the Closing Date (other than as a result of (i) any proposed or pending transactions described in the PIA Disclosure Letter and this Agreement or (ii) any adverse change(s) in the overall economy or in the market segments in which such parties do business) as though such representations and warranties had been made as of such time.

                  (b) Performance of Obligations. All of the terms, covenants and conditions of this Agreement to be complied with and performed by any PIA Party on or before the Closing Date shall have been duty complied with and performed in all material respects.

                  (c) No Material Adverse Change. Except as previously disclosed in the PIA Disclosure Letter: no material adverse change in the business, operations, assets, properties or condition (financial or otherwise) of the PIA Companies taken as a whole (a "PIA Material Adverse Change") shall have occurred since December 31, 1998 (other than as a result of adverse change(s) in the overall economy or in the market segments in which such parties do business, and with the understanding that the loss of a single material customer as a result of the announcement of the transactions contemplated by this agreement shall not constitute a PIA Material Adverse Change); and since the PIA Balance Sheet Date the PIA Companies (taken as a whole) shall not have suffered any material uninsured loss or damage to any of its properties or assets that would be reasonably likely to materially affect or impair the ability of the PIA Companies to conduct their business as now conducted or as proposed to be conducted.

                  (d) Officer's Certificate. A certificate dated the Closing Date and signed by the President or any Vice President of PIA Delaware shall have been delivered to the SPAR Parties certifying that the conditions specified in the foregoing clauses (a), (b) and (c) have been satisfied.

                  (e) Election of Directors. The members of the PIA Delaware Board shall have taken all necessary action to cause the PIA Delaware Board and the PIA California Board, from and after the Effective Time, until duly changed, to be comprised of seven members and to cause the following persons to be elected to serve as the members of the PIA Delaware Board and of the PIA California Board, until the next annual meeting or until their successors shall have been duly elected and qualified: Robert G. Brown, William H. Bartels, Patrick W. Collins, one person nominated by PIA Delaware (the "PIA Nominee") and one person nominated by the SPAR Principals (the "SPAR Nominee") who is reasonably acceptable to PIA Delaware. The PIA Nominee and the SPAR Nominee shall be identified prior to the mailing of the PIA Proxy Statement and named therein. Without limiting the generality of the foregoing, each member of the PIA Delaware Board and each member of the PIA California Board who will not continue in such capacity after the Effective Time, and each member of the Board of Directors of each PIA Subsidiary, shall have delivered to the SPAR Parties a resignation from such Board of Directors dated the Closing Date which shall become effective at the Effective Time.

                  (f) Appointment of Officers. The PIA Delaware Board shall have taken all necessary action to cause the following persons to be appointed to the offices indicated as of the Effective Time to serve until their successors shall have been duly elected and qualified:

           Name                            Office
           ----                            ------
     Robert G. Brown        Chairman, Chief Executive Officer and President
     William H. Bartels     Vice Chairman
     Terry R. Peets         Vice Chairman
     Cathy L. Wood          Chief Financial Officer and Executive Vice President
     James R. Ross          Treasurer

                  (g) Opinion of Counsel. The SPAR Parties shall have received an opinion from Riordan & McKinzie, counsel for the PIA Companies, dated the Closing Date in form and substance reasonably satisfactory to the SPAR Parties.

                  (h) Good Standing Certificates. The PIA Parties shall have delivered to the SPAR Parties certificates, dated as of a date no earlier than five days prior to the Closing Date, duly issued by the appropriate governmental authority in each PIA Company's jurisdiction of incorporation and in each state in which each PIA Company is qualified to do business, showing that each PIA Party is in good standing and qualified to do business and that all state franchise and/or income tax returns and taxes for such PIA Party for all periods prior to the dates of such certificates have been filed and paid.

                  Section 6.03. Conditions Precedent to the Obligations of the PIA Parties. The obligations of the PIA Parties hereunder are subject to the satisfaction (or waiver) on or prior to the Closing Date of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of the SPAR Parties contained in this Agreement (other than as contained in Section 3.17(i) hereof, which is addressed by Section 6.03(c), below) shall be accurate in all material respects as of the Closing Date (other than as a result of any proposed or pending transactions described in the SPAR Disclosure Letter, this Agreement and the SPAR Premerger Agreements or (ii) any adverse change(s) in the overall economy or in the market segments in which such parties do business) as though such representations and warranties had been made as of such time.

                  (b) Performance of Obligations. All of the terms, covenants and conditions of this Agreement to be complied with and performed by any SPAR Party on or before the Closing Date shall have been duly complied with and performed in all material respects.

                  (c) No Material Adverse Change. Except as previously disclosed in the SPAR Disclosure Letter: no material adverse change in the business, operations, assets, properties, prospects or condition (financial or otherwise) of the SPAR Parties taken as a whole (a "SPAR Material Adverse Change") shall have occurred since December 31, 1998 (other than as a result of adverse change(s) in the overall economy or in the market segments in which such parties do business, and with the understanding that the loss of a single material customer as a result of the announcement of the transactions contemplated by this agreement shall not constitute a SPAR Material Adverse Change); and since the Interim SPAR Marketing Balance Sheet Date the SPAR Parties (taken as a whole) shall not have suffered any material uninsured loss or damage to their assets and properties that would be reasonably likely to materially affect or impair the ability of the SPAR Parties to conduct their business as now conducted or as proposed to be conducted.

                  (d) Certificate of the SPAR Parties. A certificate dated the Closing Date and signed by each SPAR Party shall have been delivered to the PIA Parties certifying that the conditions specified in the foregoing clauses (a),
(b) and (c) have been satisfied.

                  (e) Opinion of Counsel. The PIA Parties shall have received an opinion from Parker Chapin Flattau & Klimpl, LLP, counsel to the SPAR Parties and the SPAR Principals, dated the Closing Date, in form and substance reasonably satisfactory to the PIA Parties.

                  (f) Good Standing Certificates. The SPAR Parties shall have delivered to the PIA Parties certificates, dated as of a date no earlier than ten days prior to the Closing Date (30 days in the case of separate tax certificates), duly issued by the appropriate governmental authority in each SPAR Party's state of incorporation and in each state in which each SPAR Party is qualified to do business, showing that each SPAR Party is in good standing and qualified to do business and that all state franchise and/or income tax returns and taxes for such SPAR Party for all periods prior to the dates of such certificates have been filed and paid.

                  (g) SPAR Principals' and Parties' Mutual Releases. The SPAR Principals shall have delivered to the PIA Parties a mutual release dated the Closing Date releasing each SPAR Party from any and all claims of the SPAR Principals against each such SPAR Party with respect to matters preceding the Closing Date.

                  (h) Transfer of Other Assets. All assets and properties currently used by any SPAR Party in the conduct of its business that are not owned (in whole or in part) by, licensed to or leased by a SPAR Party as of the date of this Agreement (if any) shall have been transferred or assigned to a SPAR Party without the payment of any consideration therefor, as evidenced by the certificate of the SPAR Parties and copies of all such assignments (if any).

                  (i) Termination of Phantom Stock Plan. PIA Delaware shall have received evidence reasonably satisfactory to it that the SPAR Phantom Stock Plan (the "Phantom Plan") has been terminated and that all obligations of any SPAR Party thereunder have been satisfied in full by the SPAR Parties, without any further recourse to or liability any SPAR Party or the Surviving Corporation thereunder.

                  (j) Termination or Separation of SPAR Benefit Plans. PIA Delaware shall have received evidence reasonably satisfactory to it that either (at the option of the SPAR Parties) (i) each SPAR Benefit Plan (A) has been terminated, or (B) has been modified to exclude any employer other than a SPAR Party, or (ii) each non-SPAR Party to a SPAR Benefit Plan shall have entered into a separation, reimbursement and indemnity agreement with such SPAR Party on terms and provisions reasonably acceptable to PIA Delaware providing for the eventual exclusion of such person from the applicable SPAR Benefit Plan.

                  (k) Termination of Buy-Sell Agreement. The SPAR Principals shall have amended the Buy-Sell Agreement to terminate its applicability to the stock of any SPAR Party.

                                   ARTICLE VII

                CLOSING NET WORTH; NONSURVIVAL OF REPRESENTATIONS

                  Section 7.01.     SPAR Closing Net Worth.

                  (a) As soon as  practicable,  but in any event  within  thirty
(30) days following the Closing Date, PIA Delaware shall cause Ernst & Young LLP to audit the books of SAI and its subsidiaries to determine the SPAR Net Worth (as hereinafter defined) immediately prior to the Merger (the "Closing Net Worth"). "SPAR Net Worth" shall mean the consolidated net worth of SAI and its subsidiaries, calculated in accordance with generally accepted accounting principles ("GAAP") consistently applied, excluding (i.e., without taking into account) (i) up to $300,000 of non-capitalizable merger transaction charges and other one time expenses, reserves or accruals related to the SPAR Reorganization Transactions or the Merger, and (ii) any tax accruals and similar adjustments necessitated by the SPAR Premerger Transactions.

                  (b) Promptly after such calculation of the Closing Net Worth, the Surviving Corporation shall deliver to the SPAR Principals written notice of the Closing Net Worth as so calculated (the "Closing Net Worth Notice"). Following the delivery of the Closing Net Worth Notice, the SPAR Principals shall have the right to review the calculation thereof for a period of thirty
(30) days after the delivery of the Closing Net Worth Notice to the SPAR Principals (the "Review Period"). If, the SPAR Principals do not provide PIA Delaware with written objection to the calculation of the Closing Net Worth prior to the expiration of the Review Period, then, (i) to the extent that the Closing Net Worth, as set forth in the Closing Net Worth Notice, is greater than five hundred thousand dollars ($500,000) (the "Target Amount"), no adjustment will be made, and the SPAR Principals will have no further obligations hereunder; and (ii) to the extent the Closing Net Worth, as set forth in the Closing Net Worth Notice, is less than the Target Amount, the SPAR Principals shall pay to PIA Delaware, within five (5) business days after the last day of the Review Period, the amount of such shortfall, such payment obligation to be borne by the SPAR Principals pro rata (44/72 by Mr. Brown and 28/72 by Mr. Bartels), and to be satisfied either (at the election of the SPAR Principals)
(A) by wire transfer of immediately available funds to such account as PIA Delaware may designate or (B) by corresponding reductions in the loans owed to the SPAR Principals from SMCI.

                  (c) If the SPAR Principals provide PIA Delaware with written objection (which objection shall specify the basis for such objection in reasonable detail) to the calculation of the Closing Net Worth prior to the expiration of the Review Period, PIA Delaware and the SPAR Principals shall attempt to resolve such dispute through good faith negotiations for a period of at least thirty (30) days (or such longer period as PIA Delaware and the SPAR Principals may agree). If PIA Delaware and the SPAR Principals cannot resolve such dispute in such period, then such dispute shall be resolved by an independent nationally recognized accounting firm which is reasonably acceptable to PIA Delaware and the SPAR Principals (the "Independent Accounting Firm"). The Independent Accounting Firm shall make its determination of the Closing Date Net Worth within thirty (30) days of its selection. The determination made by the Independent Accounting Firm shall be final and binding on the parties hereto. The costs of the Independent Accounting Firm shall be borne by PIA Delaware.

                  Section 7.02. Survival of Representations and Warranties. If the Merger occurs, the representations and warranties made by the parties in this Agreement, or in any certificate or other instrument delivered pursuant to this Agreement, shall not survive the Merger, but rather shall terminate at the Effective Time.

                                  ARTICLE VIII

                            TERMINATION OF AGREEMENT

                  Section 8.01. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time:

                  (a) by the mutual written agreement of PIA Delaware and SAI;

                  (b) by PIA Delaware, on forty eight (48) hours' written notice to SAI, if there is a breach of any of the representations and warranties of any SPAR Party (other than as a result of (i) the conduct of their businesses as permitted and required hereunder, (ii) the culmination of any proposed or pending transactions described in the SPAR Disclosure Letter, this Agreement and the SPAR Premerger Agreements, or (iii) any adverse change(s) in the overall economy or in the market segments in which such parties do business), or if any SPAR Party fails to comply after notice with any of its covenants or agreements contained herein, which breaches or failures, as the case may be, are, in the aggregate, material in the context of the transactions contemplated by this Agreement and cannot reasonably be anticipated to be cured within thirty (30) days of the date of such notice;

                  (c) by SAI, on forty eight (48) hours' written notice to PIA Delaware, if there is a breach of any of the representations and warranties of any PIA Party (other than as a result of (i) the conduct of their businesses as permitted and required hereunder, (ii) the culmination of any proposed or pending transactions described in the PIA Disclosure Letter and this Agreement, or (iii) any adverse change(s) in the overall economy or in the market segments in which such parties do business), or if any PIA Party fails to comply after notice with any of its covenants or agreements contained herein, which breaches or failures, as the case may be, are, in the aggregate, material in the context of the transactions contemplated by this Agreement and cannot reasonably be anticipated to be cured within thirty (30) days of the date of such notice;

                  (d) by PIA Delaware on written notice to SAI, if (i) an Acquisition Proposal has been made and not withdrawn, (ii) a majority of disinterested members of the PIA Delaware Board determines in good faith (with the advice of independent financial advisors and legal counsel) that such Acquisition Proposal is superior for PIA Delaware's stockholders to the transaction contemplated by this Agreement, (iii) PIA Delaware has notified SAI in writing of the determination described in clause (ii) above, (iv) at least five (5) business days have elapsed following receipt by SAI of such written notice and (taking into account any revised proposal made by SAI since receipt of such written notice) such Acquisition Proposal remains an Acquisition Proposal and a majority of the disinterested directors of the PIA Delaware Board has again made the determination referred to in clause (ii) above, (v) the PIA Delaware Board concurrently approves, and (vii) PIA Delaware concurrently enters into a definitive agreement providing for the implementation of such Acquisition Proposal, subject to the payment by the PIA Parties of the breakup fee and expense reimbursement as provided below in Section 8.03;

                  (e) by either PIA Delaware or SAI, on written notice to the other, if the Merger shall not have been consummated on or before June 30, 1999; provided, however, that (i) PIA Delaware may not terminate this Agreement pursuant to this clause (e) if such failure to consummate the Merger is the result of a failure to satisfy any of the conditions to the obligation of the SPAR Parties to effect the Merger set forth in Section 6.02 and (ii) SAI may not terminate this Agreement pursuant to this clause (e) if such failure to consummate the Merger is the result of a failure to satisfy any of the conditions to PIA Delaware's obligation to effect the Merger set forth in
Section 6.03;

                  (f) by either PIA Delaware or SAI, on written notice to the other, if a Governmental Entity shall have enacted, issued, promulgated, enforced, or entered any law, rule, regulation, injunction or other order (whether temporary, preliminary or permanent) that is in effect and has the effect of making illegal or otherwise prohibiting the consummation of the transactions contemplated by this Agreement; and

                  (g) by SAI or PIA Delaware, if upon a vote at the PIA Stockholders Meeting, PIA Delaware's stockholders do not approve, (i) the Share Issuance as required under the Nasdaq Rules or (ii) the Proposed PIA Certificate of Amendment as required under the DGCL.

                  Section 8.02. Effect of Termination. Except as otherwise provided in Section 8.03 with respect to any termination by PIA Delaware pursuant to subsection (d) of Section 8.01, in the event of any termination of this Agreement pursuant to subsection (a), (d), (e), (f) or (g) or of Section 8.01, no Party hereto (or any of its directors or officers) shall have any liability or further obligation to any other Party to this Agreement. In the event of any termination of this Agreement pursuant to clauses (b) or (c) of
Section 8.01, such termination shall not limit or affect in any way the ability of the non-breaching Parties to seek damages from the breaching Parties for any breach of this Agreement.

                  Section 8.03. Breakup Fee. In the event of any termination of this Agreement pursuant to Section 8.01(d) by PIA Delaware, PIA Delaware shall within five Business Days pay (or cause to be paid) to the SPAR Parties (a) a breakup fee equal to the product of (i) 0.035 times (ii) the Value Per Share (as defined below) times the number of shares of PIA Delaware Stock then outstanding (without giving effect to any shares of PIA Delaware Stock to be issued in such transaction), and (b) the amount of the reasonable costs and expenses of the SPAR Parties and the SPAR Principals incurred in connection with the preparation, negotiation, execution and performance of this Agreement and all related instruments and documents and all securities, anti-trust and other governmental filings, including (without limitation) the reasonable fees, disbursements and expenses of attorneys, accountants and other professionals, subject to receipt of appropriate invoices and other documentation therefor. "Value Per Share" shall mean (A) the cash purchase price per share of PIA Delaware Stock where all or a majority of the outstanding shares of PIA Delaware Stock are to be purchased for cash, or (B) in all other cases, the value of each share of PIA Delaware Stock, as valued in good faith by the Board of Directors of PIA Delaware (based on the fairness opinion or other valuation furnished to them by the investment bankers or others providing comfort to the PIA Delaware Board in connection with the alternative Acquisition Proposal), but in any event not less than the average of the last sale price for PIA Delaware Stock on the Nasdaq Stock Market for the five trading days preceding the effective date of the termination of this Agreement.

                                   ARTICLE IX

                                     GENERAL

                  Section 9.01. Successors and Assigns; Assignment. Whenever in this Agreement or any other Merger Document reference is made to any Party or other person, such reference shall be deemed to include the successors, assigns, heirs and legal representatives of such person, and, without limiting the generality of the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided that the rights of a Party hereunder may not be assigned without the consent of the other parties hereto.

                  Section 9.02. No Third Party Rights. The representations, warranties and other terms and provisions of this Agreement and the other Merger Documents are for the exclusive benefit of the Parties hereto, and, except as otherwise expressly provided herein or therein, no other person, including creditors of any Party hereto, shall have any right or claim against any Party by reason of any of those terms and provisions or be entitled to enforce any of those terms and provisions against any Party.

                  Section 9.03. Counterparts. This Agreement may be executed in two or more counterpart copies of the entire document or of signature pages to the document, each of which may be executed by one or more of the parties hereto, but all of which, when taken together, shall constitute a single agreement binding upon all of the parties hereto.

                  Section 9.04. Expenses. Except as otherwise expressly provided herein, whether or not the transactions herein contemplated shall be consummated, (i) the PIA Parties shall pay the fees, expenses and disbursements of the PIA Parties and their respective agents, representatives, accountants and counsel incurred in connection with the preparation and negotiation of this Agreement and the consummation of the transactions contemplated hereby and (ii) the SPAR Parties shall pay the fees, expenses and disbursements of the SPAR Parties and the SPAR Principals and their respective agents, representatives, accountants and counsel incurred in connection with the preparation and negotiation of this Agreement and the consummation of the transactions contemplated hereby. The PIA Parties and the SPAR Parties shall each pay one-half of the filing fee required to be paid in connection with any filings required to be made by any Party under the HSR Act with respect to the Merger.

                  Section 9.05. Notices. All notices, requests and other communications hereunder shall be in writing and shall be sent, delivered or mailed as follows:

            (a)      If to any PIA Party:
                     Terry R. Peets, President and Chief Executive Officer PIA Merchandising Services, Inc.
                     19900 MacArthur Blvd., Suite 900
                     Irvine, California 92612
                     Telephone:       (949) 474-3506
                     Telecopier:      (949) 474-3570
                     E-Mail:           Terry.Peets@PIAmerch.com

                     with a copy to:
                     James W. Loss, Esq.
                     Riordan & McKinzie
                     695 Town Center Drive, Suite 1500
                     Costa Mesa, CA  92626
                     Telephone:       (714) 433-2900
                     Telecopier:      (714) 549-3244
                     E-Mail:           jwl@riordan.com

                     And a copy to:
                     Lawrence David Swift, Esq.
                     Parker Chapin Flattau & Klimpl, LLP
                     1211 Avenue of the Americas
                     New York, NY 10036-8735
                     Telephone:       (212) 704-6147
                     Telecopier:      (212) 704-6159
                     E-Mail:           LDSwift@PCFK.com

            (b)      If to any SPAR Party:
                     Robert G. Brown, Chairman and Chief Executive Officer SPAR Marketing Force, Inc.
                     303 South Broadway, Suite 140
                     Tarrytown, New York 10591
                     Telephone:       (914) 332-4100
                     Telefax:         (914) 332-0741
                     E-Mail:           RBrown@MSN.com

                     With a copy to:
                     William H. Bartels, Vice Chairman and Senior Vice President SPAR Marketing Force, Inc.
                     303 South Broadway, Suite 140
                     Tarrytown, New York 10591
                     Telephone:       (914) 332-4100
                     Telefax:         (914) 332-0741
                     E-Mail:           BBartels@SPARinc.com

                     with a copy, in either case, to:
                     Lawrence David Swift, Esq.
                     Parker Chapin Flattau & Klimpl, LLP
                     121 1 Avenue of the Americas
                     New York, NY 10036-8735
                     Telephone:       (212) 704-6147
                     Telecopier:      (212) 704-6159
                     E-Mail:            LDSwift@PCFK.com

Each such notice, request or other communication shall be given by hand delivery, by nationally recognized courier service or by telecopier, receipt confirmed. Each such notice, request or communication shall be effective (i) if delivered by hand or by nationally recognized courier service, when delivered at the address specified in this Section (or in accordance with the latest unrevoked written direction from such Party) and (ii) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section (or in accordance with the latest unrevoked written direction from such Party), and the appropriate confirmation is received.

                  Section 9.06. Governing Law. This Agreement shall be governed by and construed in accordance with the Applicable Laws pertaining in the State of New York (other than those laws that would defer to the substantive laws of another jurisdiction); provided, however, that the approval by the Constituent Corporations, the Articles of Merger and filing, the effects of the Merger, and other corporate organization and governance matters pertaining to the Constituent Corporations shall be governed by and construed in accordance with the Applicable Laws pertaining in the State of Nevada. Without in any way limiting the preceding choice of law, the parties intend (among other things) to thereby avail themselves of the benefit of Section 5-1401 of the General Obligations Law of the State of New York.

                  Section 9.07. Consent to Jurisdiction, Etc. The Parties each hereby consent and agree that the Supreme Court of the State of New York for the County of Westchester and the United States District Court for Westchester County, New York, and the Superior Court of the County of Orange, California, and the United States District Court for the Central District of California, each shall have personal jurisdiction and proper venue with respect to any dispute between the Parties; provided that the foregoing consent shall not deprive any Party of the right to voluntarily commence or participate in any action, suit or proceeding in any other court having jurisdiction and venue over the other Parties. In any dispute with the SPAR Parties, the PIA Parties will not raise, and each hereby expressly waives, any objection or defense to any such New York jurisdiction as an inconvenient forum. Without in any way limiting the preceding consents to jurisdiction and venue, the parties intend (among other things) to thereby avail themselves of the benefit of Section 5-1402 of the General Obligations Law of the State of New York.

                  Section 9.08. Waiver of Jury Trial. In any action, suit or proceeding in any jurisdiction, the Parties each hereby expressly waive trial by jury.

                  Section 9.09. Exercise of Rights and Remedies. Except as otherwise provided herein, no delay of or omission in the exercise of any right, power or remedy accruing to any Party as a result of any breach or default by any other Party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later. No waiver of any single breach or default shall be deemed a waiver of any other breach or default occurring before or after such waiver.

                  Section 9.10. Reformation and Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

                  Section 9.11. Remedies Cumulative. No right, remedy or election given by any term of this Agreement shall be deemed exclusive, but each shall be cumulative with all other rights, remedies and elections available at law or in equity.

                  Section 9.12. Captions. The headings of this Agreement are inserted for convenience only and shall not constitute a part of this Agreement or be used to construe or interpret any provision hereof.

                  Section 9.13. Amendments. This Agreement may be modified or amended only by a written instrument executed by the SPAR Parties and the PIA Parties.


                                  [END OF PAGE]

                  Section 9.14. Entire Agreement. This Agreement, the SPAR Disclosure Letter, the PIA Disclosure Letter, and the other Merger Documents constitute the entire agreement and understanding among the parties, and supersede any prior agreements and understandings, relating to the subject matter of this Agreement and the other Merger Documents.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


PIA Merchandising Services, Inc.                           SPAR Acquisition, Inc.


By:      /s/ Terry R. Peets                                By:      /s/ Robert G. Brown
         ----------------------------------------------             ----------------------------------------------
         Name:    Terry R. Peets                                    Name:    Robert G. Brown
         Title:   President and Chief Executive                     Title:   Chairman, Chief Executive Officer
                  Officer                                                    and President

SG Acquisition, Inc.                                       SPAR Marketing Force, Inc.


By:      /s/ Terry R. Peets                                By:      /s/ Robert G. Brown
         ----------------------------------------------             ----------------------------------------------
         Name:    Terry R. Peets                                    Name:    Robert G. Brown
         Title:   President and Chief Executive                     Title:   Chairman, Chief Executive Officer
                  Officer                                                    and President

PIA Merchandising Co., Inc.                                SPAR, Inc.


By:      /s/ Terry R. Peets                                By:      /s/ Robert G. Brown
         ----------------------------------------------             ----------------------------------------------
         Name:    Terry R. Peets                                    Name:    Robert G. Brown
         Title:   President and Chief Executive                     Title:   Chairman, Chief Executive Officer
                  Officer                                                    and President

SPAR/Burgoyne Retail Services, Inc.                        SPAR Marketing, Inc., a Delaware corporation


By:      /s/ Robert G. Brown                               By:      /s/ Robert G. Brown
         ----------------------------------------------             ----------------------------------------------
         Name:    Robert G. Brown                                   Name:    Robert G. Brown
         Title:   Chairman, Chief Executive Officer                 Title:   Chairman, Chief Executive Officer
                  and President                                              and President


SPAR Incentive Marketing, Inc.                             SPAR MCI Performance Group, Inc.


By:      /s/ Robert G. Brown                               By:      /s/ Robert G. Brown
         ----------------------------------------------             ----------------------------------------------
         Name:    Robert G. Brown                                   Name:    Robert G. Brown
         Title:   Chairman, Chief Executive Officer                 Title:   Chairman and Chief Executive
                  and President                                              Officer




                                      -38-


SPAR Trademarks, Inc.                                      SPAR Marketing, Inc., a Nevada corporation


By:      /s/ Robert G. Brown                               By:    /s/ Robert G. Brown
         ----------------------------------------------           ----------------------------------------------
         Name:    Robert G. Brown                                 Name:    Robert G. Brown
         Title:   Chairman, Chief Executive Officer               Title:   Chairman, Chief Executive Officer
                  and President                                            and President

                                      -39-